Exhibit 3.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

March 22, 2018

Cronos Group Inc.
720 King Street West, Suite 320
Toronto, Ontario M5V 2T3

Attention:                                         Mr. Michael Gorenstein
Chairman, Chief Executive Officer and President

GMP Securities L.P. (“GMP”) and BMO Nesbitt Burns Inc. (“BMO” and together with GMP, the “Lead Underwriters”), as co-lead underwriters, Cormark Securities Inc., Beacon Securities Limited and PI Financial Corp (together with the Lead Underwriters, the “Underwriters”) understand that Cronos Group Inc. (the “Corporation”) proposes to issue and sell 10,420,000 Common Shares (as hereinafter defined) (the “Firm Shares”). Upon and subject to the terms and conditions set forth below, the Underwriters hereby severally, but not jointly, agree to purchase from the Corporation, in the respective percentages provided for in Article 14 hereof, and by its acceptance hereof the Corporation agrees to sell to the Underwriters, at the Closing Time (as hereinafter defined), all but not less than all of the Firm Shares at a price of $9.60 per Firm Share (the “Offering Price”), for an aggregate purchase price of $100,032,000.

Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 1,563,000 Common Shares (the “Option Shares”) at a price of $9.60 per Option Share to cover over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercised at any time and from time to time, in whole or in part, until the date that is 30 days following the Closing Date (as hereinafter defined) by written notice from the Lead Underwriters on the Underwriters’ behalf to the Corporation, setting forth the aggregate number of Option Shares to be purchased. If the Over-Allotment Option is exercised, the number of Option Shares specified in the notice shall be purchased by the Underwriters, severally, but not jointly, in the same proportion as their respective obligations to purchase the Firm Shares as set forth in Article 14 hereof. Option Shares may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the sale of the Firm Shares and for market stabilization purposes, if any, and provided further that the number of Option Shares does not exceed the Underwriters over-allotment position.

In consideration of the Underwriters’ agreement to purchase the Firm Shares and to offer them to the public, which agreement will result from the acceptance of this offer by the Corporation, and in consideration of the services rendered and to be rendered by the Underwriters in connection herewith, the Corporation agrees to pay to the Underwriters at the Closing Time a fee (the “Underwriting Fee”) equal to 5.25% of the aggregate purchase price for the Firm Shares and the Option Shares purchased by the Underwriters, being an aggregate fee with respect to the Firm Shares of $5,251,680 (the payment of which shall be set off against the obligation of the Underwriters to deliver the aggregate purchase price for the Offered Shares).

The services provided by the Underwriters in connection herewith will not be subject to the goods and services tax provided for in Part IX of the Excise Tax Act (Canada) and any taxable supplies provided will be incidental to the exempt financial services provided.

The agreement resulting from the acceptance of this letter by the Corporation (herein referred to as “this Agreement”) shall be subject to the following additional terms and conditions.

Article 1
DEFINITIONS

Section 1.1  Definitions and Interpretation. In this Agreement:

“ACMPR” means the Access to Cannabis for Medical Purposes Regulations (Canada) in effect since August 24, 2016;

“ACMPR Licenses” means collectively the following licenses issued by Health Canada pursuant to Section 35 of the ACMPR:

(a)                                 License No. 10-MM0017/2018 with a term effective from November 1, 2016 to November 1, 2019, as supplemented, granting Peace Naturals the authority to: (A) possess, produce, sell, ship, transport, deliver and destroy marijuana (including plants and seeds), dried marijuana, bottled cannabis oil and cannabis resin; and (B) possess and destroy cannabidiol, cannabinol, delta-8-tetrahydrocannabinol and delta-9-tetrahydrocannabinol; in each case, subject to the terms and conditions set forth therein; and

(b)                                 License No 10-MM0027/2017 with a term from February 28, 2017 to February 28, 2020, as supplemented, granting OGBC the authority to: (A) possess, produce, sell, ship, transport, deliver and destroy marijuana plants and dried marijuana; and (B) possess, produce and destroy marijuana seeds; in each case, subject to the terms and conditions set forth therein;

“Amendment No. 1 to the Registration Statement” means an amendment to the Initial Registration Statement, including the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“Amendment No. 2 to the Registration Statement” means a further amendment to the Initial Registration Statement, including the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“associate”, “affiliate”, “insider” and “person” have the respective meanings given to them in the Securities Act;

“Applicable Laws” means all applicable laws, rules, regulations, policies, statutes, ordinances, codes, orders, consents, decrees, judgments, decisions, rulings, awards, or guidelines, the terms and conditions of any Authorizations, including any judicial or administrative interpretation thereof, of any Governmental Authority, including the ACMPR, the CDSA and the NCR;

“Authorizations” means any current and active regulatory licenses, approvals, permits, approvals, consents, certificates, registrations, filings or other authorizations of or issued by any Governmental

Authority under Applicable Laws including the ACMPR Licenses, the Dealer’s License and Export Permits;

“Business” means the business of the Corporation and/or the Significant Subsidiaries of producing, possessing, selling, shipping and destroying prescription medical marijuana, cannabis oil, cannabis resin, as the case may be;

“Business Assets” means all tangible and intangible property and assets owned (either directly or indirectly), leased, licensed, loaned, operated or used, including all real property, fixed assets, facilities, equipment, inventories and accounts receivable, by the Corporation and the Significant Subsidiaries, as the case may be, in connection with the Business;

“Canadian Amended Preliminary Prospectus” means the amended and restated preliminary short form prospectus of the Corporation to be dated March 22, 2018 relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Final Prospectus” means the final short form prospectus of the Corporation relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference, including the template version of any marketing materials provided to potential investors in accordance with Section 2.4 in connection with the Distribution of the Purchased Shares;

“Canadian Preliminary Prospectus” means the preliminary short form prospectus of the Corporation dated March 21, 2018 relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Prospectuses” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment to any of the foregoing;

“Canadian Securities Laws” means, collectively, all applicable securities laws in each of the Qualifying Jurisdictions and all rules, regulations, policy statements, instruments, notices and blanket orders and rulings thereunder, including the rules and policies of the TSXV;

“CDS” has the meaning specified in Section 8.3;

“CDSA” means the Controlled Drugs and Substances Act (Canada);

“Claims” has the meaning specified in Section 12.1;

“Closing Date” means April 6, 2018 or such other date as may be agreed to in writing by the Corporation and the Lead Underwriters, each acting reasonably;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date (or, if the context so requires, on the Option Closing Date) or such other time on the Closing Date (or, if the context so requires, on the Option Closing Date) as the Lead Underwriters and the Corporation may agree upon;

“Common Shares” means the common shares in the capital of the Corporation;

“comparables” has the meaning given to that term in NI 41-101;

“Corporation” has the meaning specified in the first paragraph of this Agreement;

“Dealer’s License” means License No. 2018/6972 issued by Health Canada, with a term from January 29, 2018 to December 31, 2018, granting Peace Naturals the authority to possess, sell, transport and deliver controlled substances under the CDSA, including cannabis, tetrahydrocannabinol and cannabidiol.

“Debt Instrument” means any and all other loans, bonds, notes, debentures, indentures, promissory notes, mortgages, guarantees, security agreements or other instruments evidencing indebtedness (demand or otherwise) for borrowed money or other liability to which the Corporation or its Subsidiaries are a party or to which their property or assets are otherwise bound and which is material to the Corporation and the Significant Subsidiaries on a consolidated basis;

“Designated Underwriter” means GMP Securities L.P. as “lead underwriter” within the meaning of NI 41-101;

“Distribution” has the meaning attributed thereto under applicable Canadian Securities Laws;

“Effective Date” means the date and time that the Registration Statement becomes effective;

“Environmental Laws” means all Applicable Laws relating to the environment or environmental issues (including air, surface, water and stratospheric matters), pollution or protection of human health and safety, including relating to the release, threatened release, manufacture, processing, blending, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

“Export Permits” means those permits issued to Peace Naturals by Health Canada from time to time pursuant to the ACMPR or the CDSA and NCR, permitting the export of specified amounts of dried marihuana, cannabis oil or cannabis resin outside of Canada;

“Final Prospectuses” means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

“Financial Statements” means, collectively, the audited annual consolidated financial statements of the Corporation as at December 31, 2016 and December 31, 2015 and for the years ended December 31, 2016 and December 31, 2015 together with the notes thereto and the report of the auditor thereon and the unaudited consolidated interim consolidated financial statements of the Corporation as at September 30, 2017 and for the three and nine month periods ended September 30, 2017 and September 30, 2016, and the related notes thereto;

“Firm Shares” has the meaning specified in the first paragraph of this Agreement;

“Form F-10” means Form F-10 under the U.S. Securities Act;

“Form F-X” has the meaning specified in Section 2.1(e);

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act;

“Governmental Authority” means and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, including Health Canada;

“Governmental Authorization” has the meaning specified in Section 7.1(d);

“Hazardous Materials” means chemicals, fluids, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

“Indemnified Parties” has the meaning specified in Section 12.1;

“Initial Registration Statement” means the registration statement on Form F-10 (File No. 333-223835) filed with the SEC on March 21, 2018 registering the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act, of the Corporation;

“knowledge of the Corporation” means to the best of the knowledge, information and belief of Michael Gorenstein (Chairman, Chief Executive Officer and President) and William Hilson (Chief Financial Officer), after due inquiry;

“Lead Underwriters” has the meaning specified in the first paragraph of this Agreement;

“Leased Premises” means all premises which the Corporation and/or its Significant Subsidiaries occupies as a tenant;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or right to use or occupy such property or assets;

“licensed producer” means a licensed producer of medical cannabis pursuant to the provisions of the ACMPR and the Controlled Drugs and Substances Act and its regulations;

“limited-use version” has the meaning ascribed to such term in NI 41-101;

“Lock-Up Period” has the meaning specified in Section 7.3;

“Main Facilities” means the indoor grow facilities located in: (i) Stayner, Ontario, which includes three operational cultivation buildings, and one operational laboratory; and (ii) Armstrong, British Columbia, which includes one operational cultivation building, of the Corporation or the Significant Subsidiaries, as applicable, and which are licensed premises for growing, processing and storing marihuana, cannabis oil and cannabis resin and conducting such other activities permitted under the applicable ACMPR Licenses;

“marketing materials” has the meaning ascribed to such term under NI 41-101;

“Material Adverse Effect” means any event, change, fact, or state of being which could reasonably be expected to have a significant and adverse effect on the business, affairs, capital, operation, properties, permits, assets, liabilities (absolute, accrued, contingent or otherwise), prospects or condition (financial or otherwise) of the Corporation and the Significant Subsidiaries considered on a consolidated basis;

“Material Agreement” means any and all contracts, commitments, agreements (written or oral), instruments, leases, or other documents, including licenses, sub-licenses, joint venture agreements, supply agreements, manufacturing agreements, distribution agreements, sales agreements, or any other similar type agreements, to which the Corporation or the Significant Subsidiaries is a party or to which their Business Assets are otherwise bound, and which is material to the Corporation and the Significant Subsidiaries on a consolidated basis;

“material change”, “material fact” and “misrepresentation” have the respective meanings attributed thereto under applicable Canadian Securities Laws;

“Money Laundering Laws” has the meaning specified in Section 7.1(uu);

“NASDAQ” means The NASDAQ Stock Market LLC;

“NCR” means the Narcotic Control Regulations (Canada);

“NI 41-101” means National Instrument 41-101 of the Canadian Securities Administrators, as may be amended from time to time;

“NI 44-101” means National Instrument 44-101 of the Canadian Securities Administrators, as may be amended from time to time;

“NI 51-102” means National Instrument 51-102 of the Canadian Securities Administrators, as may be amended from time to time;

“NP 11-202” means National Policy 11-202 of the Canadian Securities Administrators;

“Offered Shares” means, collectively, the Firm Shares and the Option Shares;

“Offering Documents” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement, any U.S. Registration Statement Amendment, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus, any Issuer Free Writing Prospectus and any Prospectus Amendment;

“Offering Price” has the meaning specified in the first paragraph of this Agreement;

“OGBC” means Original BC Ltd., a company existing under the laws of Canada;

“Option Closing Date” has the meaning specified in Section 8.2;

“Option Shares” has the meaning specified in the second paragraph of this Agreement;

“Over-Allotment Option” has the meaning specified in the second paragraph of this Agreement;

“Owned Premises” means the real property owned by the Corporation and the Significant Subsidiaries, including the Main Facilities;

“Passport Receipt” means the receipt issued by the Principal Regulator, which is deemed to also be a receipt of the other Securities Commissions pursuant to the Passport System, for the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment, as the case may be;

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102—Passport System adopted by the Securities Commissions (other than Ontario) and NP 11-202;

“Peace Naturals” means Peace Naturals Project Inc., a company existing under the laws of Canada;

“Permitted Free Writing Prospectus” has the meaning specified in Section 7.5;

“Person” has the meaning specified in Section 7.1(tt);

“Preliminary Prospectuses” means, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

“Principal Regulator” means the Ontario Securities Commission;

“Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, or any U.S. Amended Prospectus, other than the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus and other than merely by incorporation by reference of Subsequent Disclosure Documents;

“provide” in the context of sending or making available marketing materials to a potential investor of Offered Shares has the meaning ascribed thereto under Securities Laws, whether in the context of a “road show” (as defined in NI 41-101) or otherwise;

“Public Disclosure Record” means collectively, all of the documents which have been filed on www.sedar.com by or on behalf of the Corporation with the Securities Commissions pursuant to the requirements of Canadian Securities Laws;

“Purchased Shares” means the Firm Shares and, if the Over-Allotment Option is exercised, also includes the Option Shares that the Underwriters have, at the relevant time, elected to purchase pursuant to the exercise of the Over-Allotment Option;

“Qualifying Jurisdictions” means all of the Provinces of Canada, except for Québec;

“Registration Statement” means the registration statement on Form F-10 (File No. 333-223835) registering the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the exhibits thereto and the documents incorporated by reference therein and the documents deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, as amended at the date on which such registration statement becomes effective;

“Repayment Event” means any event or condition which gives the holder of any Debt Instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Corporation or its Significant Subsidiaries;

“Sanctions” has the meaning specified in Section 7.1(tt);

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act (Ontario);

“Securities Commissions” means, collectively, the securities commission or similar securities regulatory authority in each of the Qualifying Jurisdictions;

“Securities Laws” means, collectively, the Canadian Securities Laws and the U.S. Securities Laws;

“SEDAR” means the computer system for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format known as the System for Electronic Document Analysis and Retrieval;

“Selling Firms” has the meaning specified in Section 5.1;

“Selling Jurisdictions” means, collectively, each of the Qualifying Jurisdictions, the United States and any other jurisdictions outside of Canada and the United States as mutually agreed in writing by the Corporation and the Underwriters;

“Significant Subsidiary” has the meaning specified in Section 7.1(b);

“Subject Entity” means any entity engaging in activities related to the cultivation, distribution or possession of marijuana in the United States;

“Subsequent Disclosure Documents” means any financial statements, management’s discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Corporation after the Execution Time which are, or are deemed to be, pursuant to applicable Securities Laws, incorporated by reference into the Final Prospectuses or any Prospectus Amendment;

“subsidiary” has the meaning attributed thereto in the Securities Act;

“template version” has the meaning ascribed thereto under NI 41-101 and includes any revised template version of marketing materials as contemplated by such instrument;

“TSXV” means the TSX Venture Exchange;

“Underwriters” has the meaning specified in the first paragraph of this Agreement;

“Underwriting Fee” has the meaning specified in the third paragraph of this Agreement;

“U.S. Amended Preliminary Prospectus” means, as of any time prior to the time the Registration Statement is declared or becomes effective, the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Amendment No. 1 to the Registration Statement, including the documents incorporated by reference therein;

“U.S. Amended Prospectus” means a prospectus included in any U.S. Registration Statement Amendment;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the time it becomes effective, including the documents incorporated by reference therein;

“U.S. Preliminary Prospectus” means, as of any time prior to the time the Registration Statement is declared or becomes effective, the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC included in the Initial Registration Statement, including the documents incorporated by reference therein;

“U.S. Prospectuses” means, collectively, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus and any Prospectus Amendment to any of the foregoing;

“U.S. Registration Statement Amendment” means any amendment to the Amendment No. 1 to the Registration Statement (other than the Amendment No. 2 to the Registration Statement) and any post-effective amendment to the Registration Statement filed with the SEC during the offer and sale of the Offered Shares;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder.

Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the Securities Laws or the U.S. Exchange Act after the Effective Date of the Registration Statement or the issue date of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

Article 2
FILING OF PROSPECTUSES

Section 2.1  The Corporation represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a)                                 the Corporation is eligible in accordance with the provisions of NI 44-101 to file a short form prospectus in each of the Qualifying Jurisdictions and the Ontario Securities Commission is the principal regulator for the Corporation under the Passport System for purposes of the filing of the Canadian Prospectuses;

(b)                                 the Corporation meets the general eligibility requirements for the use of Form F-10;

(c)                                  the Corporation has filed under, and as required by, Canadian Securities Laws, the Canadian Preliminary Prospectus with the Securities Commissions;

(d)                                 the Corporation has filed with the SEC the Initial Registration Statement to register the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the U.S. Preliminary Prospectus;

(e)                                  the Corporation has filed with the SEC an Appointment of Agent for Service of Process and Undertaking for the Corporation on Form F-X in conjunction with the filing of the Initial Registration Statement (the “Form F-X”);

(f)                                   the Corporation shall, under the Canadian Securities Laws:

(i)                                     as promptly as practicable after the execution of this Agreement and in any event by 5:00 p.m. (Toronto time) on March 22, 2018 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file the Canadian Amended Preliminary Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)                                  as promptly as practicable thereafter, obtain and deliver to the Underwriters a Passport Receipt for the Canadian Amended Preliminary Prospectus;

(g)                                  the Corporation shall, as promptly as practicable after the execution of this Agreement and in any event no later than 5:00 p.m. (Toronto time) on March 22, 2018 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC pursuant to the multijurisdictional disclosure system the Amendment No. 1 to the Registration Statement, including the U.S. Amended Preliminary Prospectus;

(h)                                 the Corporation shall, under the Canadian Securities Laws, as promptly as practicable after any comments of the Securities Commissions in respect of the Canadian Amended Preliminary Prospectus have been satisfied and in any event (provided that such comments have been satisfied) and on a basis acceptable to the Underwriters, acting reasonably, prepare the Canadian Final Prospectus under and as required by Canadian Securities Laws and shall use its reasonable commercial efforts to file the Canadian Final Prospectus with each of the Securities Commissions by 5:00 p.m. (Toronto time) on March 29, 2018 (or in any case by such later date or dates as may be determined by the Lead Underwriters in their sole discretion) and, as soon as reasonably practicable after filing the Canadian Final Prospectus, obtain and deliver to the Underwriters a Passport Receipt for the Canadian Final Prospectus;

(i)                                     the Corporation shall, immediately after the filing of the Canadian Final Prospectus but no later than 5:00 p.m. (Toronto time) on the day on which the Canadian Final Prospectus is filed (or in any case, by such later date or dates as may be determined by the Lead Underwriters in their sole discretion) and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC pursuant to the multi-jurisdictional disclosure system, the Amendment No. 2 to the Registration Statement, including the U.S. Final Prospectus, which Amendment No. 2 to the Registration Statement will become effective under the U.S. Securities Act upon filing thereof pursuant to Rule 467(a) under the U.S. Securities Act; and

(j)                                    the Corporation shall use all reasonable commercial efforts to obtain the conditional listing of the Offered Shares on the TSXV by the Closing Time, subject to the satisfaction by the Corporation of the customary conditions as specified by the TSXV and approval for listing of the Offered Shares on NASDAQ by the Closing Time, subject only to the official notice of issuance, and the Corporation will promptly satisfy all such conditions to listing of both such exchanges.

Section 2.2  The Corporation agrees to allow the Underwriters, prior to the filing of the Offering Documents, to participate fully in the preparation of, and approve the form and content of, the Offering Documents and such other documents as may be required under the Securities Laws to qualify the Distribution of the Offered Shares in the Qualifying Jurisdictions, and in the United States, in each case, acting reasonably, and to allow the Underwriters to conduct all due diligence which the Underwriters may reasonably require in order to:

(a)                                 confirm the Public Disclosure Record is accurate and current in all material respects;

(b)                                 fulfill the Underwriters’ obligations as underwriters; and

(c)                                  enable the Underwriters to responsibly execute the certificates in the Canadian Prospectuses required to be executed by the Underwriters.

Section 2.3  After the date of the Final Prospectuses and until the conclusion of the Distribution of the Offered Shares, the Corporation shall take or cause to be taken all steps as may, from time to time, be necessary to maintain the qualification of, or if the qualification shall cease for any reason to requalify, the Distribution of the Offered Shares in each of the Qualifying Jurisdictions, and the offer and sale of the Offered Shares in the United States; provided, however, that with respect to state securities law qualifications in the United States, the Corporation shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.

Section 2.4  During the Distribution of the Purchased Shares:

(a)                                 the Corporation shall approve in writing the template version of any marketing materials prepared by the Designated Underwriter and proposed to be provided by the Underwriters to any potential investor of Purchased Shares, any such marketing materials to comply with Canadian Securities Laws and U.S. Securities Laws and to be acceptable in form and substance to the Corporation, in its sole discretion;

(b)                                 the Designated Underwriter shall, on behalf of the Underwriters, approve a template version of any such marketing materials in writing prior to the time such marketing materials are provided to potential investors of Purchased Shares;

(c)                                  the Corporation shall file a template version of any such marketing materials on SEDAR on or before the day the marketing materials are first provided to any potential investor of Purchased Shares, and any comparables may be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete template version of any such marketing materials to the Securities Commissions), and the Corporation shall provide a copy of such filed template version to the Underwriters as promptly as practicable following such filing; and

(d)                                 following the approvals set forth in Sections 2.4(a) to (c), the Underwriters may provide a limited-use version of such marketing materials that complies with Section 7.6(3) of NI 44-101 to potential investors of Purchased Shares in accordance with Securities Laws.

Section 2.5  The Corporation and the Designated Underwriter, on behalf of the Underwriters, approve the marketing materials attached as Schedule F hereto.

Section 2.6  The Corporation and each Underwriter, on a several basis, covenants and agrees not to provide any potential investor of Purchased Shares with any marketing materials except for marketing materials or any limited-use versions thereof which have been approved as contemplated in Section 2.4, and then only to potential investors of Purchased Shares in the Qualifying Jurisdictions, the United States and such other jurisdictions outside of Canada and the United States in compliance with applicable local laws in such jurisdictions.

Article 3
DELIVERY OF THE PROSPECTUSES AND RELATED DOCUMENTS

Section 3.1  The Corporation shall deliver or cause to be delivered to the Underwriters and the Underwriters’ counsel the documents set out below at the respective times indicated:

(a)                                 as soon as it is available, a Passport Receipt for the Canadian Preliminary Prospectus;

(b)                                 prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, copies of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, signed as required by the Canadian Securities Laws;

(c)                                  prior to or contemporaneously, as nearly as practicable, with the filing thereof with the SEC, copies of the Amendment No. 1 to the Registration Statement and the Amendment No. 2 to the Registration Statement, including in each case the prospectus contained therein, as filed with the SEC and copies of all exhibits and documents filed therewith which have not previously been delivered to the Underwriters;

(d)                                 as soon as they are available, copies any Prospectus Amendment required to be filed under any of the Canadian Securities Laws, signed as required by the Canadian Securities Laws, and any amendment to the Registration Statement;

(e)                                  as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Canadian Prospectuses, the U.S. Prospectuses, the Registration Statement or any amendment to any of them which have not been previously available on SEDAR or delivered to the Underwriters; and

(f)                                   at the time of filing with the Securities Commissions of the Canadian Final Prospectus or any Prospectus Amendment to the Canadian Final Prospectus, as the case may be, a “long-form” comfort letter from the Corporation’s auditor addressed to the Underwriters, the Corporation and the board of directors of the Corporation, and dated the date of the Canadian Final Prospectus or any Prospectus Amendment to the Canadian Final Prospectus, as the case may be, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information relating to the Corporation and its subsidiaries contained in any such document, the Registration Statement and the U.S. Final Prospectus or incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than three business days prior to the date of such letter. Such letter shall also state that such auditor is independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario and within the meaning of the U.S. Securities Act and the applicable published rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

Section 3.2  The delivery to the Underwriters of the filed Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus shall constitute a representation and warranty to the Underwriters by the Corporation that:

(a)                                 the information and statements contained in the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as the case may be (except any information and statements relating solely to the Underwriters which has been provided in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriters specifically for inclusion therein) constitutes full, true and plain disclosure of all material facts relating to the Offered Shares as required by Canadian Securities Laws as at the respective dates thereof; and

(b)                                 the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus, as the case may be, does not contain a misrepresentation within the meaning of Canadian Securities Laws provided that such representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriters specifically for inclusion therein.

Such delivery shall also constitute the consent of the Corporation to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus by the Underwriters in connection with the Distribution of the Offered Shares in the Qualifying Jurisdictions, and elsewhere outside the United States in compliance with this Agreement and applicable securities laws, including the Securities Laws.

Section 3.3  The Corporation hereby represents, warrants and covenants to the Underwriters as follows:

(a)                                 the documents incorporated by reference in the Offering Documents, when they were filed with the Securities Commissions, conformed in all material respects to the requirements of Canadian Securities Laws, and to the extent filed pursuant to the

U.S. Exchange Act, conformed in all material respects to any applicable requirements of the U.S. Exchange Act when they were filed with the SEC; and any further documents incorporated by reference in the Offering Documents, when such documents are filed with the Securities Commissions or the SEC, as applicable, will conform in all material respects to the requirements of Canadian Securities Laws or the U.S. Exchange Act and the rules thereunder, as applicable;

(b)                                 on the Effective Date, the Registration Statement will, and on the date it is first filed and at the Closing Time (including on any Option Closing Date) the U.S. Final Prospectus will, conform in all material respects with the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act; on the date first filed the Canadian Preliminary Prospectus conformed, and on the date first filed the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus and any Prospectus Amendment will, and at the Closing Time the Canadian Final Prospectus, as amended by any Prospectus Amendment will, conform in all material respects with the applicable requirements of Canadian Securities Laws and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; the Registration Statement, as of the Effective Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the U.S. Final Prospectus, as of its filing date and as of the Closing Time (including on any Option Closing Date), will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriters specifically for inclusion in the Registration Statement, the Canadian Prospectuses or the U.S. Final Prospectus;

(c)                                  as of the time it was issued and as of the Closing Time (including on any Option Closing Date), each electronic roadshow, if any, when taken together as a whole with the U.S. Final Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Lead Underwriters specifically for inclusion therein;

(d)                                 at the time the Initial Registration Statement was filed, the Corporation was not an Ineligible Issuer (as defined in Rule 405 under the U.S. Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 under the U.S. Securities Act that it is not necessary that the Corporation be considered an Ineligible Issuer; and

(e)                                  each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified; if there occurs an event or development as a result of which the U.S. Prospectuses would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or as a result of which any Issuer Free Writing Prospectus would include any information that conflicts with the information contained in the Registration Statement, the Corporation will notify promptly the Lead Underwriters so that any use of the U.S. Prospectuses may cease until it is amended or supplemented; and each Issuer Free Writing Prospectus will comply in all material respects with the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder.

Section 3.4  Subject to compliance with the Securities Laws, during the period commencing on the date hereof and until completion of the Distribution of the Offered Shares, the Corporation will promptly provide to the Underwriters drafts of any press releases of the Corporation for review by the Underwriters prior to issuance and will obtain the prior approval of the Underwriters as to the content and form of any press release relating to the offering prior to issuance, such approval not to be unreasonably withheld or delayed.

Article 4
COMMERCIAL COPIES OF PROSPECTUSES

Section 4.1  The Corporation shall deliver, or cause to be delivered, to the Underwriters, as promptly as practicable and in any event no later than noon (local time) on the second business day following the date of filing of the Canadian Amended Preliminary Prospectus, at offices designated by the Underwriters, such number of commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than 5:00 p.m. (Toronto time) on the date of the filing of such documents. The Corporation shall, until the conclusion of the Distribution of the Offered Shares, as promptly as practicable following a reasonable request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

Section 4.2  The Corporation shall deliver, or cause to be delivered, to the Underwriters, as promptly as practicable and in any event no later than noon (local time) on the second business day following the date of the filing of the Canadian Final Prospectus with the Securities Commissions, at offices designated by the Underwriters, such number of commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Corporation plans to authorize the printing of the commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus. The Corporation shall, until the conclusion of the Distribution of the Offered Shares, as promptly as practicable following a reasonable request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

Section 4.3  The Corporation shall from time to time deliver to the Underwriters, as promptly as practicable at the offices in such cities designated by the Underwriters pursuant to Sections 4.1 or 4.2, the number of copies of any documents incorporated, or containing information incorporated by reference in the Canadian Prospectuses or the U.S. Prospectuses and of any Subsequent Disclosure Documents which the Underwriters may from time to time reasonably request; provided that if such documents or information are generally available to the public, such documents or information shall be deemed to have been delivered in satisfaction of this request.

Article 5
DISTRIBUTION OF OFFERED SHARES

Section 5.1  Each of the Underwriters covenants and agrees with the Corporation to offer the Offered Shares for sale to the public in Canada and the United States, directly (including through any affiliate of an Underwriter) and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, referred to herein as the “Selling Firms”), only in compliance with all applicable Securities Laws, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement.

Section 5.2  Each of the Underwriters covenants and agrees with the Corporation:

(a)                                 to offer the Offered Shares for sale to the public outside of Canada and the United States, directly (including through any affiliate of an Underwriter) and through other Selling Firms, only in compliance with all Applicable Laws and regulations in each jurisdiction into and from which they may offer or sell the Offered Shares, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement;

(b)                                 to use its commercially reasonable best efforts to complete and to cause the Selling Firms to complete the Distribution of the Offered Shares as soon as possible after the Closing Time; and

(c)                                  to comply with applicable Securities Laws with respect to the use of “green sheets” and other marketing materials.

Section 5.3  The Underwriters may offer the Offered Shares at a price less than the Offering Price in compliance with Securities Laws and, specifically in the case of any Offered Shares offered in the Qualifying Jurisdictions, the requirements of NI 44-101 and the disclosure concerning the same which is contained in the Canadian Prospectuses. The Underwriters will notify the Corporation in writing if the Offering Price is to be reduced prior to commencing any such offer of sales.

Section 5.4  For the purposes of this Article 5, the Underwriters shall be entitled to assume that the Distribution of the Offered Shares is qualified in each of the Qualifying Jurisdictions, and that the sale of the Offered Shares has been registered under U.S. federal securities laws after receipt by the Lead Underwriters of notification from the Corporation’s counsel that a Passport Receipt for the Canadian Final Prospectus has been issued or deemed to be issued by the Securities Commissions and that the Registration Statement has been declared or otherwise become effective, as applicable, unless the Underwriters receive notice to the contrary from the Corporation or any applicable securities regulatory authority.

Section 5.5  No Underwriter will be liable to the Corporation under this Article 5 with respect to a default by another Selling Firm (that is not an affiliate of such Underwriter), another Underwriter, or the Corporation under this Agreement if neither the Underwriter nor any of its affiliated Selling Firms is itself in default.

Section 5.6  The Lead Underwriters will notify the Corporation when, in its opinion, the Underwriters have ceased Distribution of the Offered Shares and shall, as promptly as practicable, and in any event, no later than 25 days thereafter, provide the Corporation with a breakdown of the number of

Offered Shares distributed in each of the Selling Jurisdictions where such breakdown is required for the purpose of calculating fees payable to a Securities Commission.

Article 6
MATERIAL CHANGES

Section 6.1  During the period commencing on the date hereof until the completion of the Distribution of the Offered Shares, the Corporation shall promptly notify the Underwriters, in writing, with full particulars of:

(a)                                 any change (actual, anticipated, contemplated or threatened) in the business, operations, condition (financial or otherwise) or capital or ownership of the Corporation and its subsidiaries (taken as whole); or

(b)                                 any change in any matter covered by a statement contained or incorporated by reference in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or amendment or supplement to any of them; or

(c)                                  any fact which has arisen which would have been required to have been stated in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document as amended or supplemented from time to time, had the fact arisen on or prior to the date thereof;

which change or fact in any such case is, or may be, of such a nature as: (i) to render the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented immediately prior to such change or fact, misleading or untrue in any material respect, or (ii) would result in a misrepresentation in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time immediately prior to such change or fact or (iii) would result in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time immediately prior to such change or fact, not complying with any of the Securities Laws, or (iv) would result in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of the Registration Statement) or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or U.S. Final Prospectus, in light of the circumstances under which such statements are made, not misleading, or (v) would reasonably be expected to have a significant effect on the market price or market value of the Common Shares. The Corporation shall promptly comply with all applicable filing and other requirements, if any, under the Securities Laws arising as a result of such change or fact. In addition, if during the period of the Distribution of the Offered Shares under the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time, there is any change in any applicable Securities Laws which results in a requirement to file a Prospectus Amendment, the Corporation shall make such filing as promptly as practicable. The Corporation shall also discuss with the Underwriters any change or fact in respect of which there may be reasonable doubt respecting the applicability of this section.

Section 6.2  During the period commencing on the date hereof and ending on the completion of the Distribution of the Offered Shares, the Corporation shall promptly comply to the reasonable satisfaction of the Underwriters and their counsel with any applicable filing and other requirements under the Securities Laws arising as a result of any change, event or circumstance referred to in Section 6.1 above and shall prepare and file under all applicable Securities Laws, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement as may be required under applicable Securities Laws; provided that the Corporation shall allow the Underwriters and their counsel to participate fully in the preparation of any such Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters to responsibly execute the certificate required to be executed by them in any Prospectus Amendment and the Underwriters shall have approved the form of any Prospectus Amendment or amendment or supplement to the Registration Statement, such approval not to be unreasonably withheld and to be provided in a timely manner. The Corporation shall further promptly deliver to the Underwriters and the Underwriters’ counsel a copy of each Prospectus Amendment or amendment or supplement to the Registration Statement signed as required by applicable Securities Laws, and each Subsequent Disclosure Document, such number of commercial copies of each Prospectus Amendment or amendment or supplement to the Registration Statement as the Underwriters may reasonably request, in the same manner as set forth in Section 4.1 hereof, as well as opinions and letters with respect to each such Prospectus Amendment or amendment or supplement to the Registration Statement substantially similar to those referred to in Section 3.1(f) above.

Section 6.3  The delivery to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Corporation, with respect to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in paragraphs (a) and (b) of Section 3.2 above. Such delivery shall also constitute the consent of the Corporation to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, together with all Prospectus Amendments and Subsequent Disclosure Documents, as applicable, by the Underwriters in connection with the Distribution of the Offered Shares in the Qualifying Jurisdictions and elsewhere outside the United States; provided that the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, together with all Prospectus Amendments and Subsequent Disclosure Documents, as applicable, and the Distribution of the Offered Shares by the Underwriters is conducted in compliance with this Agreement and applicable securities laws, including the Securities Laws.

Section 6.4  During the period commencing on the date hereof and ending on the completion of the Distribution of the Offered Shares, the Corporation will promptly inform the Underwriters of the full particulars of:

(a)                                 any request of any Securities Commission or the SEC for any amendment to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or any part of the Public Disclosure Record or for any additional information;

(b)                                 the issuance by any Securities Commission, the SEC or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or to the knowledge of the Corporation, threat of institution of any proceedings for that purpose; or

(c)                                  the receipt by the Corporation of any communication from any Securities Commission, the SEC, the TSXV, NASDAQ or any other competent authority relating to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, any Subsequent Disclosure Document or the Distribution of the Offered Shares,

and the Corporation will use its commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Offered Shares or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as promptly as practicable.

Article 7
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 7.1  Representations and Warranties.  The Corporation represents and warrants to the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a)                                 Good Standing of the Corporation.  The Corporation: (i) is a corporation existing under the laws of Ontario and is and will at the Closing Time be current and up-to-date with all material filings required to be made and in good standing under the Business Corporations Act (Ontario); (ii) has all requisite corporate power and capacity to own, lease and operate its properties and assets, including its Business Assets, and to conduct its business as now carried on by it or proposed to be carried on by it as described in the Offering Documents; and (iii) has all requisite corporate power and authority to issue and sell the Offered Shares, to grant the Over-Allotment Option and to execute, deliver and perform its obligations under this Agreement.

(b)                                 Good Standing of Subsidiaries.  The Corporation’s only material subsidiaries (the “Significant Subsidiaries”) are listed in Schedule D hereto, which schedule is true, complete and accurate in all respects. Each of the Significant Subsidiaries is a corporation existing under the laws of the jurisdiction of incorporation or existence set out in Schedule D, is current and up-to-date with all material filings required to be made and has all requisite corporate power and capacity to own, lease and operate its properties and assets, including its Business Assets, and to conduct its business as is now carried on by it or proposed to be carried on by it as described in the Offering Documents, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required. All of the issued and outstanding shares in the capital of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and are directly or indirectly beneficially owned by the Corporation, free and clear of any Liens (except as disclosed in the Offering Documents, including the documents incorporated by reference) and none of the outstanding securities of the Significant Subsidiaries were issued in violation of the pre-emptive or similar rights of any security holder of any Significant Subsidiaries. There exist no options, warrants, purchase rights or other contracts or commitments that could require the Corporation to sell, transfer or otherwise dispose of any securities of the Significant Subsidiaries.

(c)                                  No Proceedings for Dissolution.  No act or proceeding has been taken by or against the Corporation or the Significant Subsidiaries in connection with their liquidation, winding-up or bankruptcy, or to their knowledge are pending.

(d)                                 Share Capital of the Corporation.  The authorized and issued share capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of special shares of which 161,632,481 Common Shares and nil special shares were issued and outstanding as at the close of business on March 21, 2018. The description of the attributes of the authorized and issued share capital of the Corporation as set out under the heading “Description of Securities Being Distributed” in the Canadian Prospectuses and the U.S. Prospectuses is true and correct. Neither the Corporation nor the Significant Subsidiaries are party to any agreement, nor is the Corporation aware of any agreement, which in any manner affects the voting control of any securities of the Corporation or the Significant Subsidiaries.

(e)                                  Form of Share Certificates.  The form of certificate respecting the Common Shares has been approved and adopted by the board of directors of the Corporation and does not conflict with any Applicable Laws and complies with the rules and regulations of the TSXV and NASDAQ.

(f)                                   Common Shares are Listed.  The Common Shares are listed and posted for trading on the TSXV and NASDAQ, and the Corporation has applied or will apply to list the Offered Shares on the TSXV and NASDAQ and neither the Corporation nor the Significant Subsidiaries has taken any action which would reasonably be expected to result in the delisting or suspension of the Common Shares on or from the TSXV or NASDAQ.

(g)                                  TSXV and NASDAQ Compliance.  The Corporation is, and will at the Closing Time be, in compliance in all material respects with the by-laws, policies, rules and regulations of the TSXV and NASDAQ.

(h)                                 No Cease Trade Orders.  No order ceasing or suspending trading in the securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued by an exchange, a Securities Commission, the SEC or a similar securities regulatory authority, and no proceedings for this purpose have been instituted, or are, to the Corporation’s knowledge, pending, contemplated or threatened.

(i)                                     Reporting Issuer Status.  The Corporation is a “reporting issuer” in each of the Qualifying Jurisdictions within the meaning of Canadian Securities Laws, and is not currently in default of any requirement of the Canadian Securities Laws and the Corporation is not included on any public list of defaulting reporting issuers maintained by any of the Securities Commissions.

(j)                                    Offered Shares Validly Issued.  The Offered Shares have been, or prior to the Closing Time will be, duly and validly authorized for issuance and sale pursuant to this Agreement and when issued and delivered by the Corporation pursuant to this Agreement, against payment of the consideration therefor, will be validly issued as fully paid and non-assessable Common Shares.

(k)                                 Qualified Investments.  Subject to the qualifications, limitations, understandings and assumptions described under “Eligibility for Investment” in the Canadian Final Prospectus and the U.S. Final Prospectus, the Offered Shares will be qualified investments under the Income Tax Act (Canada) and the regulations thereunder for a trust governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan, deferred profit sharing plan, registered disability savings plan or tax free savings account.

(l)                                     Transfer Agent. TSX Trust Company at its offices in Toronto, Ontario and Continental Stock Transfer & Trust Company at its offices in New York, New York have been duly appointed as the co-transfer agents and co-registrars for the Common Shares.

(m)                             Absence of Rights.  No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Corporation or any other agreement or option, for the issue or allotment of any unissued shares of the Corporation or any other security convertible into or exchangeable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Corporation except for the Existing Rights set out in Schedule E to this Agreement. The Offered Shares, upon issuance, will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Corporation.

(n)                                 Corporate Actions.  The Corporation has taken, or will have taken prior to the Closing Time, all necessary corporate action: (i) to authorize the execution, delivery and performance of this Agreement; (ii) to authorize the execution and filing, if applicable, of the Offering Documents; (iii) to validly issue and sell the Offered Shares as fully paid and non-assessable Common Shares; and (iv) to grant the Over-Allotment Option.

(o)                                 Valid and Binding Documents.  This Agreement has been duly authorized and when executed and delivered by the Corporation, will constitute a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law and that enforcement is subject to the provisions of the Limitations Act, 2002 (Ontario).

(p)                                 No Consents, Approvals, etc.  The execution and delivery of this Agreement and the fulfilment of the terms hereof by the Corporation and the issuance, sale and delivery of the Offered Shares to be issued and sold by the Corporation and the grant of the Over-Allotment Option, do not and will not require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange or other third party (including under the terms of any Material Agreement or Debt Instrument), except: (i) those which have been obtained or those which may be required and will be obtained prior to the Closing Time under the Securities Laws or the rules of the TSXV or NASDAQ, including in compliance with the Securities Laws regarding the distribution of the Offered Shares in the Selling Jurisdictions; and (ii) such customary post-closing notices or filings required to be submitted within the applicable time frame pursuant to Securities Laws in connection with this offering.

(q)                                 Continuous Disclosure.  The Corporation is in compliance in all material respects with its timely and continuous disclosure obligations under Securities Laws, including applicable insider reporting obligations, and, without limiting the generality of the foregoing, there has been no material fact or material change relating to the Corporation which has not been publicly disclosed and the information and statements in the Public Disclosure Record were true and correct as of the respective dates of such information and statements and at the time such documents were filed on SEDAR, do not contain any misrepresentations and no material facts have been omitted therefrom which would make such information materially misleading, and the Corporation has not filed any confidential material change reports which remain confidential as at the date hereof. To the knowledge of the Corporation, there are no circumstances presently existing under which liability is or would reasonably be expected to be incurred under Part XXIII.1 — Civil Liability for Secondary Market Disclosure of the Securities Act and analogous provisions under Securities Laws in other Selling Jurisdictions.

(r)                                    Forward-Looking Information.  With respect to forward-looking information contained in the Corporation’s public disclosure documents, including for certainty the Canadian Prospectuses, the U.S. Prospectuses, or  the documents incorporated by reference therein:

(i)                                     the Corporation has a reasonable basis for the forward-looking information; and

(ii)                                  all material forward-looking information is identified as such, and all such documents cautions users of forward-looking information that actual results may vary from the forward-looking information and identifies material risk factors that could cause actual results to differ materially from the forward-looking information; and accurately states the material factors or assumptions used to develop forward-looking information.

(s)                                   Financial Statements.  The Financial Statements:

(i)                                     present fairly, in all material respects, the financial position of the Corporation on a consolidated basis and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Corporation on a consolidated basis for the periods specified in such Financial Statements;

(ii)                                  have been prepared in accordance with IFRS, applied on a consistent basis throughout the periods involved; and comply in all material respects as to form with the applicable accounting requirements of Securities Laws as interpreted and applied by the SEC or the Securities Commissions, as applicable, and

(iii)                               do not contain any misrepresentations, with respect to the period covered by the Financial Statements.

(t)                                    Off-Balance Sheet Transactions.  There are no material off-balance sheet transactions, arrangements, obligations or liabilities of the Corporation or the Significant Subsidiaries whether direct, indirect, absolute, contingent or otherwise.

(u)                                 Accounting Policies.  There has been no change in accounting policies or practices of the Corporation or its Subsidiaries since December 31, 2016, other than as disclosed in the Financial Statements.

(v)                                 Liabilities.  None of the Corporation, or any of the Significant Subsidiaries has any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Statements, other than liabilities, obligations, or indebtedness or commitments: (i) incurred in the normal course of business; or (ii) which would not, individually or in the aggregate, have a Material Adverse Effect.

(w)                               Independent Auditors.  The auditors who reported on and certified the annual financial statements are independent with respect to the Corporation within the meaning of the rules of professional conduct applicable to auditors in Canada and there has never been a “reportable event” (within the meaning of NI 51-102) with the current, or to the best knowledge of the Corporation any predecessor, auditors of the Corporation during the last three years.

(x)                                 Accounting Controls.  The Corporation maintains, and will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to monies and investments is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)                                 Purchases and Sales.  None of the Corporation or any of the Significant Subsidiaries has approved, has entered into any agreement in respect of, or has any knowledge of, as the case may be:

(i)                                     the purchase of any Business Assets or any interest therein, or the sale, transfer or other disposition of any Business Assets or any interest therein currently owned, directly or indirectly, by the Corporation or any subsidiary whether by asset sale, transfer of shares, or otherwise, other than as disclosed in the Offering Documents;

(ii)                                  a transaction which would result in the change of control (by sale or transfer of Common Shares or sale of all or substantially all of the assets of the Corporation or the Significant Subsidiaries or otherwise) of the Corporation or any subsidiary; or

(iii)                               a proposed or planned disposition of Common Shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding Common Shares or common shares of any Significant Subsidiary.

(z)                                  Title to Business Assets.  The Corporation and the Significant Subsidiaries have good, valid and marketable title to and have all necessary rights in respect of all of their material Business Assets as owned, leased, licensed, loaned, operated or used by them or over which they have rights, free and clear of Liens (except as disclosed in the Offering Documents, including the documents incorporated by reference), and no other rights are necessary for the conduct of the business as currently conducted or as proposed to be conducted. The Corporation knows of no claim or basis for any claim that might or could have a Material Adverse Effect on the rights of the Corporation or the Significant Subsidiaries to use, transfer, lease, license, operate, sell or otherwise exploit such

Business Assets and neither the Corporation nor the Significant Subsidiaries have any obligation to pay any commission, license fee or similar payment to any person in respect thereof, other than as disclosed in the Offering Documents and there are no outstanding rights of first refusal or other pre-emptive rights of purchase which entitle any person to acquire any of the rights, title or interests in the Business Assets.

(aa)                          Compliance with Laws, Regulatory Approvals and Authorizations.  Each of Peace Naturals and OGBC is an approved licensed producer in the medical cannabis industry and all operations of the Corporation and the Significant Subsidiaries in respect of or in connection with the Business Assets have been and continue to be conducted in accordance with best industry practices and in material compliance with all Applicable Laws, including all ethical standards applicable to the Company’s industry and promulgated by Health Canada. The Corporation and the Significant Subsidiaries have obtained and are in material compliance with all Authorizations to permit them to conduct their Business as currently conducted or proposed to be conducted. All of the Authorizations issued to date are valid and in full force and effect and none of the Corporation or any of the Significant Subsidiaries has received any correspondence or notice from any Governmental Authority alleging or asserting material non- compliance with any Applicable Laws or Authorizations. None of the Corporation or any of the Significant Subsidiaries have received any notice of proceedings or actions relating to the revocation, suspension, limitation or modification of any Authorizations or any notice advising of the refusal to grant any Authorization that has been applied for or is in process of being granted and has no knowledge or reason to believe that any such Governmental Authority is considering taking or would have reasonable ground to take any such action. The Corporation and the Significant Subsidiaries are not conducting, nor does their business involve, any “marijuana-related activities” in the United States within the meaning of CSA Staff Notice 51-352 — Issuers with U.S. Marijuana-Related Activities (Revised).

(bb)                          Research and Development.  All product research and development activities, including quality assurance, quality control, testing, and research and analysis activities, conducted by the Corporation and the Significant Subsidiaries in connection with their business is being conducted in accordance with best industry practices and in compliance, in all material respects, with all industry, laboratory safety, management and training standards applicable to the Business, all such processes, procedures and practices, required in connection with such activities are in place as necessary and are being complied with, in all material respects.

(cc)                            Business Relationships.  All agreements with third parties in connection with the Business have been entered into and are being performed by the Corporation and the Significant Subsidiaries and, to the knowledge of the Corporation, by all other third parties thereto, in compliance with their terms, in all material respects. There exists no actual or, to the knowledge of the Corporation, threatened termination, cancellation or limitation of, or any material adverse modification or material change in, the business relationship of the Corporation or the Significant Subsidiaries, with any supplier, distributor, or customer, or any group of suppliers, distributors or customers whose business with or whose purchases or inventories/components provided to the business of the Corporation or the Significant Subsidiaries are individually or in the aggregate material to the assets, business, properties, operations or financial condition of the Corporation or the Significant Subsidiaries. All such business relationships are intact and mutually cooperative, and there exists no condition or state of fact or circumstances that would prevent the Corporation or the Significant Subsidiaries from conducting such business with any such third parties in the same manner in all material respects as currently conducted or proposed to be conducted.

(dd)                          Privacy Protection.  Each of the Corporation and the Significant Subsidiaries has security measures and safeguards in place, consistent with generally accepted industry practice and in compliance with Applicable Laws, to protect personal information it collects from registered patients and customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties. The Corporation and the Significant Subsidiaries have complied, in all material respects, with all applicable privacy and consumer protection legislation and neither the Corporation nor any of the Significant Subsidiaries has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner. The Corporation and the Significant Subsidiaries have taken all reasonable steps to protect personal information against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse.

(ee)                            Intellectual Property.  The Corporation and the Significant Subsidiaries own or possess the right to use all material patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of their respective businesses, and the Corporation is not aware of any claim to the contrary or any challenge by any other person to the rights of the Corporation and the Significant Subsidiaries with respect to the foregoing. To the knowledge of the Corporation, the Corporation’s business, including that of the Significant Subsidiaries, as now conducted does not, and as currently proposed to be conducted will not, infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. No claim has been made against the Corporation or the Significant Subsidiaries alleging the infringement by the Corporation or the Significant Subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

(ff)                              Leased Premises.  With respect to any Leased Premises, the Corporation or the Significant Subsidiaries have the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation or the Significant Subsidiaries occupy the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement, and the completion of the transactions described herein by the Corporation, will not afford any of the parties to such leases or any other person the right to terminate such lease or result in any additional or more onerous obligations under such leases.

(gg)                            Owned Premises.  The Owned Premises are 100% beneficially owned by the Corporation or a Significant Subsidiary, and the Corporation or the applicable Significant Subsidiary holds the Owned Premises under valid, subsisting and enforceable title documents and such title documents permit the Corporation and the Significant Subsidiaries to carry on their business thereon as currently conducted.

(hh)                          Environmental and Workplace Laws.  Each of the Corporation and the Significant Subsidiaries is currently in compliance, in all material respects, with all Environmental Laws, including all reporting and monitoring requirements thereunder, and there are no pending or, to the knowledge of the Corporation, any threatened, administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws. Neither the Corporation nor the Significant Subsidiaries have ever received any notice of any non-compliance in respect of Environmental Laws, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation under Environmental Laws or relating to any Hazardous Materials and there are no permits required under Environmental Laws for the conduct of the Business. The facilities and operations of the Corporation and the Significant Subsidiaries are currently being conducted, and to the knowledge of the Corporation have been conducted, in all material respects in accordance with all applicable workers’ compensation and health and safety and workplace laws, regulations and policies.

(ii)                                  Insurance.  The Corporation and the Significant Subsidiaries maintain insurance by insurers of recognized financial responsibility, against such losses, risks and damages to their Business Assets in such amounts that are customary for the business in which they are engaged and on a basis consistent with reasonably prudent persons in comparable businesses, and all of the policies in respect of such insurance coverage, fidelity or surety bonds insuring the Corporation, the Significant Subsidiaries, and their respective directors, officers and employees, and the Business Assets, are in good standing and in full force and effect in all respects, and not in default. Each of the Corporation and the Significant Subsidiaries is in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Corporation or the Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Corporation has no reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue the Business at a cost that would not have a Material Adverse Effect, and neither the Corporation nor the Significant Subsidiaries has failed to promptly give any notice of any material claim thereunder.

(jj)                                Material Agreements and Debt Instruments.  All Material Agreements and Debt Instruments have been described or disclosed in the Offering Documents and each Material Agreement and Debt Instrument is valid, subsisting, in good standing and in full force and effect, enforceable in accordance with the terms thereof. The Corporation and the Significant Subsidiaries have, in all material respects, performed all obligations in a timely manner under, and are in compliance, in all material respects, with all terms and conditions (including any financial covenants) contained in each Material Agreement and Debt Instrument. None of the Corporation or any of the Significant Subsidiaries are in material breach, violation or default nor has they received any notification from any party claiming that the Corporation or the Significant Subsidiaries are in material breach, violation or default under any Material Agreement or Debt Instrument and no other party, to the knowledge of the Corporation, is in material breach, violation or default of any term under any Material Agreement or Debt Instrument.

(kk)                          No Material Changes. Since September 30, 2017, other than as disclosed in the Offering Documents: (i) there has been no material change in the assets, liabilities, obligations

(absolute, accrued, contingent or otherwise) business, condition (financial or otherwise), properties, capital or results of operations of the Corporation and the Significant Subsidiaries considered as one enterprise; and (ii) there have been no transactions entered into by the Corporation or the Significant Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Corporation and the Significant Subsidiaries considered as one enterprise.

(ll)                                  Absence of Proceedings.  Other than as disclosed in the Offering Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or brought by any Governmental Authority, domestic or foreign, now pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation, any Significant Subsidiary or the Business Assets (including in respect of any product liability claims) which if determined adversely, would reasonably be expected to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Corporation of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Corporation or any Significant Subsidiary is a party or of which any of their respective property or assets is subject, which are not described in the Offering Documents would not reasonably be expected to result in a Material Adverse Effect.

(mm)                  Absence of Defaults and Conflicts.  None of the Corporation or any of the Significant Subsidiaries are in violation, default or breach of, and the execution, delivery and performance of this Agreement, the Offering Documents and the consummation of the transactions and compliance by the Corporation with its obligations hereunder and thereunder, the sale of the Offered Shares and the grant of the Over-Allotment Option do not and will not, whether with or without the giving of notice or passage of time, or both, result in a violation, default or breach of, or conflict with, or result in a Repayment Event or the creation or imposition of any Lien upon any property or assets of the Corporation, including the Business Assets, or the Significant Subsidiaries under the terms or provisions of: (i) any Material Agreements or Debt Instruments; (ii) the articles or by-laws or other constating documents or resolutions of the directors or shareholders of the Corporation or the Significant Subsidiaries; (iii) any existing Applicable Laws, including Securities Laws; or (iv) any judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Corporation or the Significant Subsidiaries or any of their assets, properties or operations, other than, in each of the cases in clauses (i) to (iv), those that would not individually or in the aggregate have a Material Adverse Effect.

(nn)                          Labour Matters.  No material work stoppage, strike, lock-out, labor disruption, dispute grievance, arbitration, proceeding or other conflict with the employees of the Corporation or the Significant Subsidiaries currently exists or, to the knowledge of the Corporation, is imminent or pending and the Corporation and its Significant Subsidiaries are in material compliance with all provisions of all federal, national, regional, provincial and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours.

(oo)                          Employment Standards.  There are no material complaints against the Corporation or the Significant Subsidiaries before any employment standards branch or tribunal or human rights tribunal, nor any complaints or any occurrence which would reasonably be expected to lead to a complaint under any human rights legislation or employment standards legislation that would be material to the Corporation. There are no outstanding decisions or settlements or pending settlements under applicable employment standards legislation which place any material obligation upon the Corporation or the Significant Subsidiaries to do or refrain from doing any act. The Corporation and Significant Subsidiaries are currently in material compliance with all workers’ compensation, occupational health and safety and similar legislation, including payment in full of all amounts owing thereunder, and there are no pending claims or outstanding orders of a material nature against either of them under applicable workers’ compensation legislation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any such material claim.

(pp)                          Collective Bargaining Agreements.  None of the Corporation or any of the Significant Subsidiaries are party to any collective bargaining agreements with unionized employees. To the knowledge of the Corporation, no action has been taken or is being contemplated to organize or unionize any other employees of the Corporation or the Significant Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(qq)                          Employee Plans.  The Offering Documents disclose, to the extent required by applicable Canadian Securities Laws, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation (the “Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans.

(rr)                                Taxes. All tax returns, reports, elections, remittances and payments of the Corporation and the Significant Subsidiaries required by Applicable Law to have been filed or made in any applicable jurisdiction, have been filed or made (as the case may be) and are true, complete and correct except where the failure to make such filing, election, or remittance and payment would not constitute a Material Adverse Effect, and all taxes of the Corporation and of the Significant Subsidiaries have been paid or accrued in the Financial Statements (except as any extension may have been requested or granted and in any case in which the failure to file, pay or accrue such taxes would not result in a Material Adverse Effect). There are no examinations of any tax return of the Corporation or the Significant Subsidiaries currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Corporation or the Significant Subsidiaries, in each case, which could reasonably be expected to result in a Material Adverse Effect.

(ss)                              Anti-Bribery Laws. Neither the Corporation nor the Significant Subsidiaries nor, to the knowledge of the Corporation, any director, officer, employee, consultant, representative, affiliate or agent of the foregoing, has: (i) violated the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”) or the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder (the “FCPA”) or other applicable anti-corruption laws, including, without limitation, making use of the mails or any means of instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the CFPOA or other applicable anti-corruption law and the Corporation and the Significant Subsidiaries and, to the knowledge of the Corporation, its affiliates, have conducted their businesses in compliance with the FCPA, the CFPOA and other applicable anti-corruption laws and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Corporation nor the Significant Subsidiaries nor, to the knowledge of the Corporation, any director, officer, employee, consultant, representative, affiliate or agent of foregoing, has: (i) conducted or initiated any review, audit, or internal investigation that concluded the Corporation, a subsidiary or any director, officer, employee, consultant, representative, affiliate or agent of the foregoing violated such laws or committed any material wrongdoing; or (ii) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such laws, or received any notice, request, or citation from any person alleging non-compliance with any such laws.

(tt)                                Sanctions. None of the Corporation nor the Significant Subsidiaries nor, to the knowledge of the Corporation, any director, officer, employee, consultant, representative, affiliate or agent of the foregoing, is an individual or entity (“Person”) currently the target of any sanctions administered or enforced by the United States government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the Financial Transactions Reports Analysis Centre of Canada or other relevant sanctions authority (collectively, “Sanctions”); and the Corporation will not directly or indirectly use the proceeds of the sale of the Offered Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(uu)                          No Money Laundering.  The operations of the Corporation and the Significant Subsidiaries are and have been conducted at all times in compliance with any applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime Money (Money Laundering) Act (Canada) and the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or the Significant Subsidiaries with respect to the Money Laundering Laws is pending, or, to the knowledge of the Corporation, threatened.

(vv)                          No Significant Acquisitions.  The Corporation has not completed any “significant acquisition” nor is it proposing any “probable acquisitions” (within the meaning of such terms under NI 51-102) that would require the inclusion or incorporation by reference of any additional financial statements or pro forma financial statements in the Offering

Documents or the filing of a Business Acquisition Report pursuant to Canadian Securities Laws.

(ww)                      Previous Acquisitions.  All material acquisitions completed by the Corporation or the Significant Subsidiaries have been fully and properly disclosed in the Public Disclosure Record, were completed in material compliance with all applicable corporate and Securities Laws and all material corporate and regulatory approvals, consents, authorizations, registrations, and filings required in connection therewith were obtained and complied with.

(xx)                          Corporation Short Form Eligible.  Upon filing of the Canadian Final Prospectus there will be no documents required to be filed under the Canadian Securities Laws in connection with the distribution of the Offered Shares that will not have been filed as required.

(yy)                          Compliance with Laws.  The Corporation has complied, or will have complied, in all material respects with all relevant statutory and regulatory requirements required to be complied with prior to the Closing Time in connection with this offering. The Corporation is not aware of any legislation or proposed legislation, which it reasonably anticipates will have a Material Adverse Effect.

(zz)                            No Loans.  Except as disclosed in the Financial Statements, neither the Corporation nor the Significant Subsidiaries have made any material loans to or guaranteed the material obligations of any person.

(aaa)                   Directors and Officers.  None of the directors or officers of the Corporation are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(bbb)                   Minute Books and Records.  The minute books and records of the Corporation and the Significant Subsidiaries made available to counsel for the Underwriters in connection with their due diligence investigation of the Corporation for the periods requested to the date hereof are all of the minute books and material records of the Corporation and the Significant Subsidiaries and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and the Significant Subsidiaries, as the case may be, to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation and the Significant Subsidiaries to the date hereof not reflected in such minute books and other records, other than those which have been disclosed to the Underwriters or which are not material in the context of the Corporation and the Significant Subsidiaries.

(ccc)                      No Dividends.  During the previous 12 months, the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its Common Shares or securities or agreed to do any of the foregoing. There are no restrictions upon or impediment to, the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the

Corporation in the constating documents or in any Material Agreements or Debt Instruments.

(ddd)                   Fees and Commissions.  Other than the Underwriters (and their selling group members) pursuant to this Agreement, there is no other person acting at the request of the Corporation, or to the knowledge of the Corporation, purporting to act who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with this offering or transactions contemplated herein.

(eee)                      Entitlement to Proceeds.  Other than the Corporation and the Underwriters pursuant to Article 14, there is no person that is or will be entitled to demand any of the proceeds of this offering.

(fff)                         Related Parties.  Except as described or disclosed in the Offering Documents, none of the directors, officers or employees of the Corporation, any known holder of more than 10% of any class of securities of the Corporation or securities of any person exchangeable for more than 10% of any class of securities of the Corporation, or any known associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the Securities Act), has had any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction which, as the case may be, materially affected or is reasonably expected to materially affect the Corporation and the Significant Subsidiaries, on a consolidated basis. Neither the Corporation nor the Significant Subsidiaries have any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (within the meaning of the Income Tax Act (Canada)) with them.

(ggg)                      Investment Company Act.  The Corporation is not and, after giving effect to the offering and the sale of the Offered Shares and the application of their proceeds as described in the Canadian Prospectuses, the U.S. Final Prospectuses and the Issuer free Writing Prospectuses, will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

(hhh)                   Disclosure Controls. The Corporation and the Significant Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act) that comply with the requirements of the securities laws of the Selling Jurisdictions and the U.S. Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Corporation and the Significant Subsidiaries is made known to the Corporation’s chief executive officer and chief financial officer by others within those entities.

(iii)                               Sarbanes-Oxley. There is and has been no failure on the part of the Corporation and any of the Corporation’s directors and officers, in their capacities as such, to comply with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans.

(jjj)                            No Stabilization or Manipulation. The Corporation has not taken, directly or indirectly, and will not take any action designed to or that would constitute or that would reasonably be expected to cause or result in, under Canadian Securities Laws or the U.S. Exchange

Act or otherwise, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Offered Shares.

Section 7.2  Use of Proceeds.  The Corporation covenants and agrees with and in favor of the Underwriters that the net proceeds received by the Corporation from the Underwriters from the sale of the Offered Shares will be used for the purposes to be described in the Final Prospectuses, subject to the qualifications described under the headings “Use of Proceeds” and “Risk Factors” in the Final Prospectuses.

Section 7.3  Lock-Up Period. Except as contemplated by this Agreement, during the period commencing on the date hereof and ending on the date which is 90 days from the Closing Date contemplated hereunder (the “Lock-Up Period”), the Corporation will not, without the prior written consent of the Lead Underwriters, which consent shall not be unreasonably withheld, conditioned or delayed, directly or indirectly, offer, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of, any Common Shares, or financial instruments or securities convertible or exchangeable into Common Shares, or publicly announce its intention to do so or file a prospectus or registration statement with a Securities Commission or the SEC in respect thereof, except that the Corporation may (i) sell, agree to issue or sell, or announce an intention to issue or sell any Common Shares or any securities convertible into or exchangeable for Common Shares (A) pursuant to the exercise of the Over-Allotment Option, (B) as consideration in connection with a strategic acquisition or investment, provided that (1) the securities issued as consideration are issued at a deemed price not less than the Offering Price (subject to customary adjustment), and (2) the party receiving the consideration securities agrees to execute a customary lock-up agreement in respect of such securities for the duration of the Lock-Up Period, (C) under any of the Corporation’s equity-based compensation plans existing at the date hereof, or (D) pursuant to the exercise of warrants outstanding on the date hereof or securities issued as permitted by the foregoing clauses (B) and (C); and (ii) file a shelf prospectus or registration statement that qualifies or registers the offer and sale of Common Shares or securities convertible into or exchangeable for Common Shares as long as no Common Shares or other such securities are actually sold pursuant to any such prospectus or registration statement during the Lock-Up Period.

Section 7.4  Lock-Up Agreements.  The Corporation will use its commercially reasonable efforts to cause each of the directors and executive officers of the Corporation to enter into lock-up agreements in a form satisfactory to the Corporation and the Lead Underwriters, on behalf of the Underwriters, each acting reasonably, pursuant to which each such person agrees, during the Lock-Up Period, not to directly or indirectly, offer, sell, transfer, pledge or otherwise dispose of or transfer any of the economic consequences of ownership (or announce any intention to do any of the foregoing), of any securities of the Corporation, whether now owned directly or indirectly, or under their control or direction, without the prior written consent of the Lead Underwriters, on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed; provided, however, up to 300,000 Common Shares in total may be offered, sold, transferred, pledged or otherwise disposed of or transferred during the Lock-Up Period by the directors and executives officers of the Corporation as a group.

Section 7.5  Free Writing Prospectus.  Neither the Corporation nor any Underwriter has made, and, unless the Corporation and the Lead Underwriters otherwise agree in writing, neither the Corporation nor any Underwriter will make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule C hereto and in respect of any electronic roadshow furnished to the Lead Underwriters prior to first use and not objected to by the Lead Underwriters. Any such free writing prospectus consented to by the Lead Underwriters or the Corporation is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Corporation agrees that (i) it will treat each

Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

Section 7.6  Maintain Reporting Issuer Status.  The Corporation will use its commercially reasonable best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Canadian Securities Laws in each of the Qualifying Jurisdictions, to the date that is 18 months following the Closing Date, provided that the foregoing requirement is subject to the obligations of the directors to comply with their fiduciary duties to the Corporation.

Section 7.7  Maintain Stock Exchange Listing.  The Corporation will use its commercially reasonable best efforts to maintain the listing of the Common Shares (including the Offered Shares) on the TSXV and the NASDAQ or such other recognized stock exchanges or quotation systems as the Lead Underwriters, on behalf of Underwriters, may approve, acting reasonably, for a period of at least 18 months, following the Closing Date, provided that the foregoing requirement is subject to the obligations of the directors to comply with their fiduciary duties to the Corporation and provided further that the Corporation shall not be required to comply with this Section 7.7 following the completion of an amalgamation, merger, arrangement, business combination, take-over bid or other similar transaction in connection with which the Corporation ceases to be a “reporting issuer” under Canadian Securities Laws.

Section 7.8  Consents and Approvals.  The Corporation will have made or obtained, as applicable, at or prior to the Closing Time, all consents, approval, permits, authorizations or filings as may be required by the Corporation under Securities Laws necessary for the consummation of the transactions contemplated herein, other than customary post-closing filings required to be submitted within the applicable time frame pursuant to Securities Laws and the rules of the TSXV and NASDAQ.

Section 7.9  Earnings Statement. The Corporation will timely file such reports pursuant to the U.S. Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the U.S. Securities Act.

Article 8
CLOSING

Section 8.1  The closing of the purchase and sale of the Firm Shares shall take place at the Closing Time at the offices of Blake, Cassels & Graydon LLP in Toronto, Ontario.

Section 8.2  The closing of the purchase and sale of any Option Shares shall be completed at the Closing Time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, nor less than three nor more than five business days after the giving of the notice hereinafter referred to (provided that if the Option Closing Date is the same as the Closing Date, such notice may be given not less than two business days prior to the Option Closing Date), as shall be specified in a written notice from the Lead Underwriters, on behalf of the Underwriters, to the Corporation of the Underwriters’ determination to purchase that number of Option Shares specified in such notice. The closing of the purchase and sale of any Option Shares shall be completed at the offices of Blake, Cassels & Graydon LLP in Toronto, Ontario. If the Over-Allotment Option is exercised, all of the provisions of this Agreement relating to the purchase by the Underwriters of the Firm Shares shall apply mutatis mutandis in relation to the purchase by the Underwriters of any Option Shares at the Closing Time on the Option Closing Date.

Section 8.3  At the Closing Time, the Corporation shall deliver to CDS Clearing and Depository Services Inc. (“CDS”), on behalf of the Underwriters, in electronic or certificated form, the Firm Shares registered in name or names as the Lead Underwriters may notify the Corporation not less than two business days before the Closing Date. The Lead Underwriters, on behalf of the Underwriters, shall furnish to CDS not less than two business days before the Closing Date, a breakdown of the number of Firm Shares to be allocated in the book-based system of CDS to the Underwriters and other brokers or dealers which are participants of CDS and act on behalf of beneficial owners, together with the financial institution numbers of each person to whom Firm Shares are to be allocated in the book-based system. The delivery of the Firm Shares in electronic or certificated form to CDS shall be made against payment by the Underwriters to the Corporation of the aggregate purchase price, net of the Underwriting Fee, for the Firm Shares by wire transfer in immediately available funds as set forth in Section 8.4.

Section 8.4  Payment of the amount of the aggregate purchase price for the Purchased Shares, net of the Underwriting Fee, shall be effected by wire transfer in immediately available Canadian dollars payable to the Corporation or as the Corporation may otherwise direct the Underwriters in writing not later than 10:00 a.m. (Toronto time) on the business day immediately preceding the Closing Date.

Article 9
CONDITIONS PRECEDENT

Section 9.1  The following are conditions precedent to the obligations of the Underwriters to close the transactions contemplated by this Agreement, which conditions the Corporation covenants to exercise all reasonable commercial efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Underwriters at any time. If any of the conditions are not met, each of the Underwriters may terminate its obligations under this Agreement without prejudice to any other remedies it may have. At the Closing Time:

(a)                                 the Canadian Final Prospectus shall have been filed with the Securities Commissions and the U.S. Final Prospectus and the Registration Statement shall have been filed with the SEC; the Registration Statement shall have become effective under the U.S. Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; no order having the effect of preventing or suspending the use of any prospectus (including any Issuer Free Writing Prospectus) relating to the Offered Shares shall have been issued and  no proceeding for that purpose shall have been initiated or threatened by the Securities Commissions or the SEC; and all requests for additional information on the part of the Securities Commissions and the SEC shall have been complied with to the reasonable satisfaction of the Underwriters;

(b)                                 the Underwriters having received certificates dated the Closing Date and signed by two senior officers of the Corporation as may be acceptable to the Underwriters, acting reasonably, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to:

(i)                                     the constating documents of the Corporation;

(ii)                                  the resolutions of the directors of the Corporation relevant to the Offering Documents, the sale of the Offered Shares, the grant of the Over-Allotment Option and the authorization of this Agreement and the transactions contemplated herein; and

(iii)                               the incumbency and signatures of signing officers for the Corporation;

(c)                                  the Underwriters receiving certificates of status and/or compliance, where issuable under Applicable Laws, for the Corporation and each of the Significant Subsidiaries, each dated within one business day prior to the Closing Date;

(d)                                 the Underwriters shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer or such other senior officer(s) of the Corporation as may be acceptable to the Underwriters, acting reasonably, certifying for and on behalf of the Corporation and not in their personal capacity and without personal liability, after having made due enquiries, that:

(i)                                     the Corporation has complied with and satisfied, in all material respects, the covenants, terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(ii)                                  the representations and warranties of the Corporation contained herein are true and correct in all material respects (except in the case where such representations and warranties are qualified by “Material Adverse Effect” or other concepts of materiality, in which case such representation and warranties shall be true and correct in all respects) as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date other than the Closing Date;

(iii)                               no event of a nature referred to in Section 10.1(a) or (b) hereof has occurred since the date of this Agreement or to the knowledge of such officers is pending, contemplated or threatened (excluding any requirement of an Underwriter to make a determination as to whether or not any event or change has, in the Underwriter’s opinion, had or would have the effect specified therein);

(iv)                              since the respective dates as of which information is given in the Canadian Final Prospectus and the U.S. Final Prospectus: (i) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects or capital of the Corporation on a consolidated basis; and (ii) no transaction has been entered into by any of the Corporation or the Significant Subsidiaries which is material to the Corporation on a consolidated basis, other than as disclosed in the Canadian Final Prospectus and the U.S. Final Prospectus; and

(v)                                 there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the  Canadian Final Prospectus or the U.S. Final Prospectus which fact or change is, or may be, of such a nature as to render any statement in the Canadian Final Prospectus or the U.S. Final Prospectus misleading or untrue in any material respect or which would result in a misrepresentation in the Canadian Final Prospectus or the U.S. Final Prospectus or which would result in the Canadian Final Prospectus or the U.S. Final Prospectus not complying with applicable Securities Laws;

(e)                                  the Corporation shall have furnished to the Underwriters evidence that the Offered Shares have been conditionally approved for listing and trading on the TSXV and that the

Common Shares purchased at that time will be posted for trading on the TSXV and  NASDAQ on the Closing Date or the Option Closing Date, as applicable;

(f)                                   the Underwriters shall have received written confirmation from the Corporation’s registrar and transfer agent of the number of Common Shares issued and outstanding as of the day immediately prior to the Closing Date;

(g)                                  the Underwriters shall have received a comfort letter of the Corporation’s auditor, addressed to the Underwriters, the Corporation and the board of directors of the Corporation, and dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing the information contained in the comfort letter or letters from such auditor referred to in Section 3.1(f) hereof forward to the Closing Time, which comfort letter shall be based on a review having a cut-off date not more than three business days prior to the Closing Date;

(h)                                 the Underwriters shall have received, dated the Closing Date (i) legal opinions from Blake, Cassels & Graydon LLP, Canadian counsel for the Corporation (or where applicable, opinions of local counsel as to the laws of the Qualifying Jurisdictions other than the Provinces of Alberta, British Columbia and Ontario and the federal laws of Canada applicable therein), to the effect set forth in Schedule A hereto, (ii) legal opinions and a negative assurance letter from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Corporation, to the effect set forth in Schedule B hereto, and (iii) legal opinions and a negative assurance letter from Shearman & Sterling LLP, U.S. counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in the United States, the Registration Statement, the U.S. Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, it being understood that counsel for the Underwriters may rely on the opinions of counsel for the Corporation and the opinions of local counsel in the Qualifying Jurisdictions as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and that all counsel may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Corporation, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to enforceability, equitable remedies, creditors’ rights laws and public policy considerations;

(i)                                     the Underwriters shall have received the executed lock-up agreements from each director and officer of the Corporation in favour of the Underwriters in a form satisfactory to the Underwriters as required pursuant to Section 7.4 of this Agreement;

(j)                                    the Underwriters shall have received a certificate from the Chief Financial Officer of the Corporation, acting reasonably, certifying on behalf of the Corporation and not in his personal capacity, as to certain matters with respect to guidance pertaining to financial and operational matters, in a form reasonably acceptable to the Underwriters;

(k)                                 the Financial Industry Regulatory Authority, Inc. shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements or transactions, contemplated hereby which remain unresolved; and

(l)                                     the Underwriters shall have received such further certificates and documents as the Lead Underwriters may reasonably request in order to evidence the satisfaction of any of the conditions in the Agreement.

Article 10
TERMINATION

Section 10.1  In addition to any other remedies which may be available to the Underwriters, an Underwriter shall be entitled, at its option, to terminate and cancel its obligations to purchase the Offered Shares, without any liability on its part, immediately upon written notice to the Corporation at any time prior to the Closing Time if:

(a)                                 any order to cease or suspend trading in any securities of the Corporation or prohibiting or restricting the Distribution of the Offered Shares is made, or any stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Offered Shares has been issued, or if proceedings are announced, commenced or threatened for the making of any such order, by a Securities Commission, the SEC or by any other similar regulatory authority, and has not been rescinded, revoked or withdrawn;

(b)                                 any inquiry, investigation or other proceeding in relation to the Corporation or its subsidiaries, is announced or commenced by any Securities Commission or similar regulatory authority, any stock exchange upon which securities of the Corporation are listed or any other competent authority if, in the reasonable opinion of an Underwriter, the announcement or commencement thereof materially adversely affects or would materially adversely affect the trading or Distribution of the Offered Shares;

(c)                                  the Corporation shall be in breach of, default under or non-compliance with any representation, warranty, covenant, term or condition of this Agreement in any material respect;

(d)                                 (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, NASDAQ or the TSXV, (ii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, or (iii) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or Canadian or the Province of Ontario authorities and in the case of any of the events specified in (i) through (iii), such event, singly or together with any other such event, would in the opinion of an Underwriter, acting reasonably, have a material adverse effect on the market price or market value of the Common Shares;

(e)                                  there shall have occurred any material change, change to a material fact or new material fact, financial or otherwise, in the business, operations, or condition (financial or otherwise) of the Corporation and its subsidiaries (taken as a whole) which, in the reasonable opinion of an Underwriter, would materially adversely affect the market price or market value of the Common Shares; or

(f)                                   there should develop, occur or come into effect or existence any event, action, state, condition or financial occurrence, or any catastrophe, of national or international consequence, any law or regulation, or any other occurrence of any nature whatsoever, which in the reasonable opinion of an Underwriter, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Corporation.

Section 10.2  In the event of a termination by an Underwriter pursuant to this Article 10, there shall be no further liability on the part of such Underwriter to the Corporation or of the Corporation to such Underwriter in respect of that proposed Distribution of the Offered Shares, except in respect of the obligations of the Corporation under Article 12 and Article 13.

Article 11
CONDITIONS

Section 11.1  All terms and conditions of this Agreement shall be construed as conditions and any breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle any of the Underwriters to terminate their obligation to purchase the Purchased Shares by notice in writing to that effect given to the Corporation and the other Underwriters at or prior to the Closing Time. The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on an Underwriter any such waiver or extension must be in writing and signed by such Underwriter.

Article 12
INDEMNIFICATION AND CONTRIBUTION

Section 12.1  The Corporation shall indemnify and hold harmless each of the Underwriters and the Underwriters’ respective directors, officers, affiliates and employees and each person who controls any Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act (collectively, the “Indemnified Parties”) from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the Distribution or holding of the Offered Shares), costs, damages and expenses (including the reasonable fees and disbursements of counsel) (collectively, “Claims”) to which the Indemnified Party may be subject or which the Indemnified Party may suffer or incur, whether under the provisions of any statute or otherwise in any way caused by or arising directly or indirectly from or in consequence of:

(a)                                 any information or statement in the Offering Documents or in any other document incorporated therein by reference, being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information required to be stated therein;

(b)                                 any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any amendment thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the Canadian Prospectuses, the U.S. Prospectuses, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)                                  the Corporation not complying with any requirement of applicable Securities Laws or any breach or violation of any Securities Laws in connection with the transactions contemplated herein;

(d)                                 the breach of, default under or non-compliance with by the Corporation of any of the covenants, representations or warranties contained in this Agreement;

(e)                                  any prohibition or restriction of trading in the securities of the Corporation or any prohibition or restriction affecting the Distribution of the Offered Shares imposed by any competent authority if such prohibition or restriction is based on any of the events referred to in subsections 12.1(a), (b) or (c); or

(f)                                   any order made or any inquiry, investigation (whether formal or informal) or other proceedings commenced or threatened by any one or more competent authorities (not based upon the activities or the alleged activities of the Underwriters or their banking or selling group members, if any) or any change of law or the interpretation or administration thereof relating to or materially affecting the trading or Distribution of the Offered Shares;

provided that the Corporation shall not be liable in such case to the extent that any such Claims arise out of or are based solely upon any misrepresentation or alleged misrepresentation of a material fact in, or any omission or alleged omission of a material fact from the Offering Documents or in any other document incorporated therein by reference, or in any other material so filed, in such case made in reliance upon and in conformity with information furnished in writing to the Corporation by and in respect of any of the Underwriters specifically for inclusion therein; and in such event, such Underwriter shall promptly reimburse the Corporation for the respective amounts received from the Corporation pursuant to this indemnity in respect of such Claims.

Section 12.2  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 12.1 is unavailable, in whole or in part, for any reason (other than any reason specified in Section 12.1) to an Indemnified Party in respect of any Claims referred to therein, the Corporation shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party as a result of such Claims:

(a)                                 in such proportion as is appropriate to reflect the relative benefits received by the Corporation, on the one hand, and the Underwriters, on the other hand, from the Distribution of the Offered Shares; or

(b)                                 if the allocation provided by Section (a) above is not permitted by Applicable Laws, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section (a) above but also the relative fault of the Corporation, on the one hand, and the Underwriters, on the other hand, in connection with the matters or things referred to in Section 12.1 which resulted in such Claims, as well as any other relevant equitable considerations;

provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. The relative benefits received by the Corporation, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Distribution of the Offered Shares received by the Corporation is to the Underwriting Fee received by the Underwriters. The relative fault of the Corporation, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the matters or things referred to in Section 12.1 which resulted in such Claims relate to information supplied by or which ought to have been supplied by or steps or actions taken or done or not taken or done by or on behalf of the Corporation or to information supplied by or on behalf of the Underwriters. The parties agree that it would not be just and equitable if contribution pursuant to this Section 12.2 were determined by pro rata allocation (even if the Underwriters were treated as one party for such purpose) or any other method of allocation which does not take into account the equitable considerations referred to above in this Section 12.2. The Underwriters respective obligations to contribute pursuant to this Section 12.2 are several in proportion to their respective underwriting obligations with respect to such Offered Shares and not joint.

Section 12.3  If any claim contemplated by this Article 12 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Corporation and the Underwriters, in writing, of the nature of such claim (provided that any failure to so notify promptly, in writing, shall relieve the Corporation of liability under this Article 12 only to the extent that such failure materially prejudices the Corporation’s ability to defend such claim and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity provision), and the Corporation shall, subject as hereinafter provided, be entitled (but not required) to participate in and assume the defence of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Corporation or any Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of all the Underwriters, and no admission of liability or settlement shall be made by any Indemnified Party without the prior written consent of the Corporation. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Corporation fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time; or (ii) the employment of such counsel has been authorized in writing by the Corporation; or (iii)  the named parties to any such suit or proceeding include both the Indemnified Party and the Corporation and the Indemnified Party shall have received advice from counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Corporation, in which case, if such Indemnified Party notifies the Corporation in writing that it elects to employ separate counsel at the expense of the Corporation, the Corporation shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties. The Corporation shall not be liable for any settlement of any action or suit effected without its written consent. It is the intention of the Corporation to constitute each of the Underwriters as trustees for the Underwriters’ directors, officers, affiliates, employees and control persons, of the covenants of the Corporation under section 12.1 with respect to the Underwriters’ directors, officers, affiliates, employees and control persons and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

Section 12.4  The rights provided in this Article 12 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

Section 12.5  Notwithstanding anything else contained in this Agreement, no person who has been determined by a court of competent jurisdiction in a final non-appealable judgment to have engaged in fraud, willful default or misconduct, fraudulent misrepresentation or negligence shall be entitled to claim indemnification pursuant to Section 12.1 or contribution pursuant to Section 12.2 from any person who has not also been so determined to have engaged in such fraud, willful default or misconduct, fraudulent misrepresentation or negligence. For greater certainty, the Corporation and the Underwriters agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Offering Documents contained no misrepresentation shall constitute “negligence” or “willful misconduct” for purposes of this Section 12.5 or otherwise disentitle the Underwriters from indemnification hereunder.

Section 12.6  Without limiting the generality of Section 12.5, the rights of indemnity provided under Section 12.1 and rights of contribution provided under Section 12.2 shall not apply if the Corporation has complied with subsections 3.1(a), (b), (c) and (d) and Article 6, as applicable, and the person asserting any claim contemplated by this Article 12 has not been provided with copies of the Canadian Prospectuses or U.S. Prospectuses (as appropriate) or any Prospectus Amendment that corrects any misrepresentation or alleged misrepresentation that is the basis for such claim and that is required, under applicable Securities Laws, to be delivered to such person by the Underwriters.

Article 13
EXPENSES

Section 13.1  Whether the transactions herein contemplated are completed, all expenses of or incidental to the issue and offering of the Offered Shares shall be borne by the Corporation, including, without limitation, expenses payable in connection with the qualification of the Offered Shares for Distribution in the Qualifying Jurisdictions and in the United States; the preparation, printing, issuance and delivery of certificates for the Offered Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Shares; any listing fees and transfer agent costs; if applicable, any registration or qualification of the Offered Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees relating to such registration and qualification); any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees); the travel, transportation and other expenses of the Corporation in connection with presentations to prospective purchasers of the Offered Shares; all other costs and expenses of the Corporation and its representatives incident to the performance by the Corporation of its obligations hereunder; the fees and expenses of counsel and auditor for the Corporation; listing fees; and all costs incurred in connection with the preparation, printing, filing and delivery of the Offering Documents and any marketing materials and Issuer Free Writing Prospectus, including the Underwriters’ out-of-pocket expenses and the fees and expenses of counsel for the Underwriters (including Shearman & Sterling LLP as U.S. counsel and Dentons Canada LLP as Canadian counsel); provided, however, that such counsel fees and expenses will be reimbursed up to an amount not to exceed $500,000.

Article 14
SEVERAL OBLIGATIONS

Section 14.1  The Underwriters’ obligations to purchase the Firm Shares at the Closing Time shall be several and not joint and the Underwriters’ respective obligations in this respect shall be in the following percentages of the Firm Shares to be purchased at that time:

GMP Securities L.P.	45.7%
BMO Nesbitt Burns Inc.	34.3%
Cormark Securities Inc.	10.0%
Beacon Securities Limited	5.0%
PI Financial Corp.	5.0%
100.0%

Subject to Section 14.2, no Underwriter shall be obligated to take up and pay for any of the Firm Shares to be purchased by it unless the other Underwriters simultaneously take up and pay for the percentage of Firm Shares set out opposite their name above.

Section 14.2  If any one or more of the Underwriters fails to purchase its or their applicable percentage of the Firm Shares at the Closing Time, and if the aggregate number of Firm Shares not purchased is:

(a)                                 less than or equal to 11.0% of the Firm Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then each of the other Underwriters shall be obligated to purchase severally the Firm Shares not taken up, on a pro rata basis or as they may otherwise agree as between themselves; and

(b)                                 greater than 11.0% of the Firm Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then the remaining Underwriters shall not be obligated to purchase such Firm Shares; however, the remaining Underwriters shall have the right, exercisable at their option, to purchase on a pro rata basis (or on such other basis as may be agreed to by the remaining Underwriters) all, but not less than all, of the Firm Shares which would otherwise have been purchased by the defaulting Underwriter or Underwriters;

and the remaining Underwriters shall also have the right, by notice in writing to the Corporation, to postpone the Closing Time for a period not exceeding two business days.

Section 14.3  In the event that the right to purchase under Section 14.2(b) above is not exercised, the Underwriter or Underwriters which are able and willing to purchase shall be relieved of all obligations to the Corporation on submission to the Corporation of reasonable evidence of its or their ability and willingness to fulfil its or their obligations hereunder at the Closing Time.

Section 14.4  Nothing in this Article 14 shall obligate the Corporation to sell to any or all of the Underwriters less than all of the Firm Shares or shall relieve any of the Underwriters in default hereunder from liability to the Corporation or to any non-defaulting Underwriter in respect of its default hereunder. In the event of a termination by the Corporation of its obligations under this Agreement, there shall be no further liability on the part of the Corporation to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under Article 12 or Article 13 hereof.

Article 15
LEAD UNDERWRITERS

Section 15.1  Actions of Underwriters. All steps which must or may be taken by the Underwriters in connection with this Agreement but with the exception of the steps contemplated by Article 10, Article 11, Article 12 and Article 14 hereof may be taken by a Lead Underwriter on the Underwriters’ behalf (or the Designated Underwriter in the case of Sections 2.4(b) and 2.5), and this Agreement is the Corporation’s authority for dealing solely with, and accepting notification from, a Lead Underwriter (or the Designated Underwriter in the case of Sections 2.4(b) and 2.5) with respect to any such steps on their behalf. Other than as set forth in this Section 15.1, no action by any Underwriter shall be binding on any other Underwriter.

Article 16
NOTICES

Section 16.1  Notice. Any notices or other communication to be given hereunder shall:

(a)                                 in the case of notice to the Corporation, to:

Cronos Group Inc.
720 King Street West, Suite 320
Toronto, Ontario M5V 2T3
Attention: Xiuming Shum, General Counsel
Email: legal@thecronosgroup.com

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP
199 Bay Street, Suite 4000
Toronto, Ontario M5L 1A9
Attention: Tim Andison
Email: tim.andison@blakes.com

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
77 King Street West, Toronto-Dominion Centre
Suite 3100, P.O. Box 226,
Toronto, Ontario M5K 1J3
Attention: Adam M. Givertz, Esq.
Email: agivertz@paulweiss.com

in the case of notice to the Underwriters, to:

GMP Securities L.P.
145 King Street West, Suite 300
Toronto, Ontario M5H 1J8
Attention: Steve Ottaway
E-mail: steveo@gmpsecurities.com

and

BMO Nesbitt Burns Inc.
100 King Street West, Suite 4000
Toronto, Ontario M5X 2A1
Attention: Andrew Warkentin
Email: andrew.warkentin@bmo.com

with a copy (which shall not constitute notice) to:

Dentons Canada LLP
77 King Street West, Suite 400
Toronto, Ontario M5K 0A1

Attention: Eric Foster
Email: eric.foster@dentons.com

and

Shearman & Sterling LLP
Commerce Court West

Suite 4405, P.O. Box 247
Toronto, Ontario M5L 1E8
Attention: Jason Lehner
Email: jlehner@shearman.com

Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee shall be given by e-mail, and shall be deemed to be given at the time e-mailed or delivered, if e-mailed or delivered to the recipient on a business day (in the city in which the addressee is located) and before 5:00 p.m. (local time in the city in which the addressee is located) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (local time in the city in which the addressee is located) on the next following business day (in the city in which the addressee is located). Any party hereto may change its address for notice by notice to the other parties hereto given in the manner herein provided.

Article 17
MISCELLANEOUS

Section 17.1  Currency.  Unless otherwise indicated, all references herein to currency shall be to the lawful money of Canada.

Section 17.2  Survival.  The indemnities, rights of contribution, representations, warranties and covenants contained in this Agreement shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect unaffected by subsequent disposition by the Underwriters of the Offered Shares.

Section 17.3  Time of the Essence.  Time shall be of the essence of this Agreement.

Section 17.4  Counterparts.  This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original but which together shall constitute one and the same agreement. A signed counterpart of this Agreement provided by way of e-mail or other electronic transmission shall be as binding upon the parties as an originally signed counterpart.

Section 17.5  Severability.  If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

Section 17.6  Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. Each of the parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

Section 17.7  Entire Agreement.  The terms of this Agreement supersede any previous verbal or written agreement between or among the Corporation and the Underwriters (or any of them) with respect to the subject matter hereof, including the letter agreement by and between the Lead Underwriters and the Corporation dated March 21, 2018.

Section 17.8  Further Assurances.  Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purposes of giving effect to this

Agreement and shall use reasonable commercial efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

Section 17.9  No Fiduciary Duty.  The Corporation acknowledges and agrees that (i) the issue and sale of the Offered Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Corporation, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Corporation with respect to this offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) or any other obligation to the Corporation except the obligations expressly set forth in this Agreement and (iv) the Corporation has consulted its own legal and financial advisors to the extent it deemed appropriate.

Section 17.10  Several and Not Joint.  In performing their respective obligations under this Agreement, the Underwriters will be acting severally and not jointly and severally. Nothing in this Agreement is intended to create any relationship in the nature of a partnership, or joint venture between the Underwriters.

Section 17.11  Market Stabilization Activities.  In connection with the distribution of the Offered Shares, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by the Securities Laws.  Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

[remainder of page intentionally left blank]

If the foregoing is acceptable to you, please signify such acceptance by executing and returning the enclosed copy of this Agreement to the Lead Underwriters. Such acceptance will constitute an agreement for the purchase by the Underwriters and sale by the Corporation of the Common Shares on the terms set out herein. Delivery of a signed counterpart hereof by means of e-mail shall be as effective as delivery of an originally signed counterpart.

GMP SECURITIES L.P.

By:	(signed) Steve Ottaway
Name: Steve Ottaway
Title: Managing Director

BMO NESBITT BURNS INC.

By:	(signed) Andrew Warkentin
Name: Andrew Warkentin
Title: Director

CORMARK SECURITIES INC.

By:	(signed) Chris Shaw
Name: Chris Shaw
Title: Head of Investment Banking

BEACON SECURITIES LIMITED

By:	(signed) Mario Maruzzo
Name: Mario Maruzzo
Title: Managing Director, Investment Banking

PI FINANCIAL CORP.

By:	(signed) Blake Corbet
Name: Blake Corbet
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing is hereby accepted and agreed to by the undersigned as of the date first written above.

CRONOS GROUP INC.

By:	(signed) Michael Gorenstein
Name: Michael Gorenstein
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

SCHEDULE A

Opinion of Blake, Cassels & Graydon LLP

(a)                                 the Corporation is a corporation existing under the Business Corporations Act (Ontario) and has all requisite corporate power and capacity to carry on business and to own and lease properties and assets;

(b)                                 the Corporation has all necessary corporate power and authority to: (i) execute, deliver and perform its obligations under this Agreement; (ii) create, issue and sell the Offered Shares; and (iii) grant the Over-Allotment Option;

(c)                                  each of the Significant Subsidiaries: (i) is a corporation existing under the laws of its jurisdiction or organization; and (ii) has all requisite corporate power and capacity to carry on business and to own and lease property;

(d)                                 the authorized and issued capital of the Corporation;

(e)                                  the authorized and issued capital of each of the Significant Subsidiaries and the ownership thereof.

(f)                                   all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and this Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law and that enforcement is subject to the provisions of the Limitations Act, 2002 (Ontario).;

(g)                                  the execution and delivery of this Agreement and the fulfilment of the terms hereof by the Corporation and the issuance, sale and delivery of the Offered Shares do not and will not result in a breach of or default under, and do not and will not (as the case may be) create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with the articles and by-laws of the Corporation or any applicable corporate law or Canadian Securities Laws;

(h)                                 all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of the Canadian Prospectuses and the filing thereof with the Securities Commissions in the Qualifying Jurisdictions;

(i)                                     upon receipt of the purchase price for and issuance by Cronos, the Offered Shares will be validly issued as fully paid and non-assessable shares in the capital of the Corporation;

(j)                                    all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under Canadian Securities Laws to qualify the distribution to the public of the Offered Shares in the Qualifying Jurisdictions by or through persons who are duly registered under applicable Canadian Securities Laws and who have complied with the relevant provisions of such Canadian Securities Laws;

(k)                                 subject to the qualifications, limitations, understandings and assumptions set forth in the Final Prospectus under the caption “Eligibility for Investment”, the Offered Shares, if issued on the date hereof, will be qualified investments under the Income Tax Act (Canada) and the regulations thereunder for a trust governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan, deferred profit sharing plan,  registered disability savings plan or tax free savings account; and

(l)                                     subject only to the standard listing conditions, the Offered Shares have been conditionally approved for listing on the TSXV,

SCHEDULE B

Opinion of Paul, Weiss Rifkind, Wharton & Garrison LLP

Ladies and Gentlemen:

We have acted as United States counsel to Cronos Group Inc., an Ontario corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of [•], 2018, among the Underwriters party thereto (the “Underwriters”) and the Company, relating to the purchase today by the Underwriters of [•] common shares (the “Shares”) of the Company.  This letter is being furnished at the request of the Company as contemplated by Section [•] of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-10 (File No. [•]) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement was filed on [•], 2018, was amended on [•], 2018 and on [•], 2018 and became effective on [•], 2018. The Form F-X of the Company, dated [•], 2018 (the “Form F-X”) was filed with the Commission prior to the effectiveness of the Registration Statement. In this letter, the Registration Statement at the time it became effective under the Act, including the documents incorporated by reference therein, is referred to as the “Registration Statement”; and the prospectus, dated as of [•], 2018, included in the Registration Statement, including the documents incorporated by reference therein, is referred to as the “U.S. Prospectus”. The Company has filed a short form prospectus (together with the documents incorporated by reference therein, the “Canadian Prospectus”), dated as of [•], 2018, with the Ontario Securities Commission as principal regulator, and with each of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, other than Quebec.

The Commission’s website indicates that no stop order suspending the effectiveness of the Registration Statement has been issued.

In connection with the furnishing of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.              the Registration Statement;

2.              the Form F-X;

3.              the U.S. Prospectus; and

4.              the Underwriting Agreement.

In addition, we have examined such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company, the factual matters contained in the representations and warranties made in the Underwriting Agreement and upon certificates of public officials and officers of the Company. The documents incorporated by reference into the Registration Statement and the U.S. Prospectus were prepared by the Company without our participation.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.                                      The statements in the U.S. Prospectus under the heading “Certain United States Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

2.                                      The Registration Statement and the U.S. Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion. The Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the Act. We have assumed, for purposes of this paragraph, (i) the compliance of the Canadian Prospectus with the requirements of Ontario securities laws, as interpreted and applied by the Ontario Securities Commission, and (ii) that the exhibits to the Registration Statement and the documents incorporated by reference in the U.S. Prospectus include all reports or information that in accordance with the requirements of Ontario securities laws, as interpreted and applied by the Ontario Securities Commission, must be made publicly available in connection with the offering of the Shares.

3.                                      The issuance and sale of the Shares by the Company, the execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not violate those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement. For purposes of this letter, the term “Applicable Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph 4 below) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Shares, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate. We express no opinion where any such violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

4.                                      No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Company under any Applicable Law for the issuance and sale of the Shares by the Company, the execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder.  For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the United States of America.

5.                                      The Company is not and, after giving effect to the offering and sale of the Shares and the application of their proceeds as described in the U.S. Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment

Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

*                                         Very truly yours,

*                                         PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

*

Ladies and Gentlemen:

We have acted as United States counsel to Cronos Group Inc., an Ontario corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of [•], 2018, among the Underwriters party thereto (the “Underwriters”) and the Company, relating to the purchase today by the Underwriters of [•] common shares (the “Shares”) of the Company. This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-10 (File No. [•]) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on [•], 2018, was amended on [•], 2018 and on [•], 2018 and became effective on [•], 2018. In this letter, the Registration Statement at the time it became effective under the Act, including the documents incorporated by reference therein, is referred to as the “Registration Statement”; and the prospectus, dated as of [•], 2018, included as part of the Registration Statement, including the documents incorporated by reference therein, is referred to as the “U.S. Prospectus”.

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Registration Statement and the U.S. Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of this letter. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement or the U.S. Prospectus (other than as explicitly stated in paragraph 1 of the Opinion).

In the course of acting as United States counsel to the Company in connection with the offering of the Shares, we have participated in conferences and telephone conversations with your representatives, including your United States and Canadian counsel, officers and other representatives of the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Registration Statement and the U.S. Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that caused us to believe that (i) at the time it became effective, the Registration Statement (except for the financial statements and other financial, accounting or statistical data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) at the time the U.S. Prospectus was issued, or at the Closing Time, the U.S. Prospectus (except for the financial statements and other financial, accounting or statistical data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

SCHEDULE C

Issuer Free Writing Prospectuses

Term Sheet dated March 21, 2018 (included in Schedule F)

Press release announcing the offering of Offered Shares dated March 21, 2018

SCHEDULE D

Significant Subsidiaries

Name	Jurisdiction of Incorporation/ Existence	Authorized Share Capital	Issued and Outstanding Shares
Hortican Inc.	Canada	Unlimited common shares Unlimited special shares	15,561,649 common shares
Peace Naturals Project Inc.	Canada	Unlimited Class A shares Unlimited Class B shares	2,637,211 Class A shares
Original BC Ltd.	Canada	Unlimited common shares	100 common shares

SCHEDULE E

Existing Rights

1.                                      11,884,584 options to acquire Common Shares pursuant to the Corporation’s stock option plan, with exercise prices ranging from $0.24 to $8.40 and expiry dates ranging up to January 31, 2023.

2.                                      38,665,976 warrants to acquire Common Shares with exercise prices ranging from $0.08 to $0.31 and expiry dates ranging from January 18, 2018 to May 27, 2021.

SCHEDULE F

Approved Marketing Materials

CRONOS GROUP INC.
TREASURY OFFERING OF COMMON SHARES	March 21, 2018

An amended and restated preliminary short form prospectus containing important information relating to the securities described in this document has not yet been filed with the securities regulatory authorities in each of the provinces of Canada other than Quebec. A copy of the amended and restated preliminary short form prospectus is required to be delivered to any investor that received this document and expressed an interest in acquiring the securities.

There will not be any sale or any acceptance of an offer to buy the securities until a receipt for the final short form prospectus has been issued.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the amended and restated preliminary short form prospectus, final short form prospectus and any amendment, for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ISSUER:	Cronos Group Inc. (the “Company”)

AMOUNT:	C$100,032,000

ISSUE:	10,420,000 common shares of the Company (“Common Shares”)

ISSUE PRICE:	C$9.60 per Common Share

OVER-ALLOTMENT OPTION:

The underwriters will have an option to purchase up to an additional 15% of the Issue at the Issue Price to cover over-allotments, if any, and for market stabilization purposes, if any, exercisable in whole or in part at any time and from time to time until 30 days after Closing.

USE OF PROCEEDS:

C$15,000,000 of the net proceeds of the Issue will be used for capital expenditures relating to the Company’s international operations and capacity expansion, and the remaining net proceeds of the Issue will be used for general working capital purposes, including working capital for the Company’s international operations, and as capital on hand for potential new investment opportunities.

LISTING:

The existing common shares of the Company trade on the TSX Venture Exchange (“TSXV”) and the NASDAQ Global Market (“NASDAQ”) under the symbol “CRON”. The Company has applied to list the Common Shares on the TSXV and the NASDAQ. Listing of such Common Shares will be subject to the Company fulfilling all of the listing requirements of the TSXV and the NASDAQ, as applicable.

FORM OF OFFERING:

Public offering in all provinces of Canada, other than Quebec, by way of a short form prospectus and in the United States pursuant to a registration statement under the Multijurisdictional Disclosure System.

FORM OF UNDERWRITING:	Bought deal, subject to customary “disaster out”, “regulatory out” and “material adverse change out” clauses running to Closing.

ELIGIBILITY FOR INVESTMENT:	Eligible for RRSPs, RESPs, RRIFs, RDSPs, TFSAs and DPSPs.

BOOKRUNNERS:	GMP Securities L.P. and BMO Capital Markets

UNDERWRITING FEE:	5.25%

CLOSING:	April 6, 2018

The offering of the common shares will be made in the United States pursuant to the Multijurisdictional Disclosure System. A registration statement (including a prospectus) on Form F-10 for the offering to which this communication relates has been filed with the U.S. Securities and Exchange Commission (the “SEC”) but has not yet become effective. The Common Shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The prospectus in the registration statement contains important information about the offering. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with Canadian securities regulatory authorities and the SEC for more complete information about the Company and the offering. You may get those documents filed with the SEC by visiting EDGAR on the SEC web site at www.sec.gov or those documents filed with Canadian securities regulatory authorities by visiting SEDAR at www.sedar.com. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from  GMP Securities L.P. by calling toll-free at 1-888-301-3244 or by email at GMPECMProspectusDistribution@gmpsecurities.com.